Exhibit 10.42

PURCHASE AND SALE AGREEMENT

AND AGREEMENT TO ENTER INTO GROUND LEASE

by and between

THE PARTIES HEREIN DESCRIBED AS “SELLER”,

as Seller,

and

APPLEFIELD WAXMAN CAPITAL, INC.,

a Florida corporation,

as Buyer.

Effective Date: May 27, 2010

PROJECTS:

Central Medical Building, Fort Lauderdale, Florida

East Medical Building, Fort Lauderdale Florida

Oakland Medical Mall, Fort Lauderdale, Florida

FMC Excess Land, Fort Lauderdale, Florida

Hialeah Medical Office, Hialeah, Florida

Palmetto Medical Building, Hialeah, Florida

Medical Arts Building, Miami, Florida

St. Mary’s Professional Building, West Palm Beach, Florida

Farris Building, West Palm Beach, Florida

THE PROPERTY SOLD PURSUANT TO THIS AGREEMENT IS SOLD “AS IS” AND “WITH ALL FAULTS.” SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY LATENT DEFECTS OR HIDDEN VICES.

TABLE OF CONTENTS

ARTICLE 1	BASIC DEFINITIONS	1

1.1	Affiliate	1
1.2	Closing	1
1.3	Closing Date	1
1.4	Contract Period	1
1.5	Contracts	1
1.6	Cure Period	1
1.7	Deposit	2
1.8	Disapproval Notice	2
1.9	Effective Date	2
1.10	Escrow Holder	2
1.11	Fee Project	2
1.12	Ground Lease	2
1.13	Hazardous Substances	2
1.14	Improvements	3
1.15	Infectious Waste	3
1.16	Initial Deposit	3
1.17	Inspection Period	3
1.18	Intangible Property	3
1.19	Leases	3
1.20	Liens	3
1.21	Person	4
1.22	Personal Property	4
1.23	Permits	4
1.24	Permitted Exceptions	4
1.25	Project	4
1.26	Property	4
1.27	Purchase Price	4
1.28	Real Property	4
1.29	Second Deposit	4
1.30	Seller’s Knowledge or Knowledge of Seller	5
1.31	Survey	5
1.32	Title Company	5
1.33	Title Report	5
1.34	Warranties	5

ARTICLE 2	PURCHASE AND SALE	5

2.1	Ground Lease; Purchase and Sale	5
2.2	Purchase Price	5
2.3	Ground Lease Term	6
2.4	Fair Market Value	6

ARTICLE 3	BUYER’S INSPECTIONS	6

i

3.1	Inspection of Documents	6
3.2	Inspection of Property	7
3.3	Inspection of Title	8
3.4	Scope of Seller’s Title Obligations	8
3.5	Buyer’s Right to Terminate	9
3.6	“AS IS” SALE	9

ARTICLE 4	CONDITIONS PRECEDENT	9

4.1	Conditions to Buyer’s Obligations	9
4.2	Conditions to Seller’s Obligations	10
4.3	Failure or Waiver of Conditions Precedent	10

ARTICLE 5	COVENANTS, WARRANTIES AND REPRESENTATIONS	11

5.1	Seller’s Warranties and Representations	11
5.2	Seller’s Covenants	13
5.3	Buyer’s Warranties and Representations	14
5.4	Survival	15
5.5	Leases	16

ARTICLE 6	CLOSING	16

6.1	Closing	16
6.2	Deposits by Buyer	16
6.3	Deposits by Seller	17
6.4	Title Company’s Duties and Closing	18
6.5	Closing Costs	18
6.6	Prorations	19
6.7	Insurance	22
6.8	Delivery of Original Documents	22
6.9	Filing of Reports	22

ARTICLE 7	DAMAGE OR DESTRUCTION; CONDEMNATION	22

7.1	Contract Period Damage	22
7.2	Business Interruption and Rental Loss Insurance	23
7.3	Damage That is Not Material Damage	23
7.4	Condemnation	23

ARTICLE 8	REMEDIES	24

8.1	Remedies	24
8.2	Liquidated Damages	24
8.3	No Personal Liability; Several Liability	25
8.4	Release	25

8.5	Maximum Aggregate Liability of Seller Post Closing	27
8.6	Material Consideration	27
8.7	Jury Trial Waiver	27

ARTICLE 9	CONFIDENTIALITY	28

9.1	Confidentiality	28

ARTICLE 10	MISCELLANEOUS	29

10.1	Sales Commissions and Finder’s Fees	29
10.2	Amendment and Waiver	29
10.3	Assignment	29
10.4	Successors and Assigns	30
10.5	Notices	30
10.6	Time	30
10.7	Possession	30
10.8	Incorporation by Reference	31
10.9	Attorneys’ Fees	31
10.10	Construction	31
10.11	Governing Law	31
10.12	Consent to Jurisdiction and Service of Process	31
10.13	Termination Without Breach	31
10.14	Counterparts	32
10.15	Entire Agreement	32
10.16	Relationship of Parties	32
10.17	Recordation	32
10.18	Radon Gas	32
10.19	Escrow Holder	32
10.20	Exclusivity of Agreement	33
10.21	No Third Party Liability	33
10.22	Electronic Records	33
10.23	Trustee	34

EXHIBITS

Exhibit “A”	Legal Description of Real Property
Exhibit “B”	Form of Ground Lease
Exhibit “C”	Form of General Assignment
Exhibit “D”	Form of FIRPTA Certificate
Exhibit “E”	Form of Lease Assignment and Assumption
Exhibit “F”	Form of Buyer’s Release
Exhibit “G”	Form of Seller’s Title Affidavit
Exhibit “H”	Form of Tenant Estoppel Certificate
Exhibit “I”	Form of Bill of Sale
Exhibit “J”	Form of REA
Exhibit “K”	Form of Deed

SCHEDULES

Schedule 1.5	Contracts, Leases and Warranties
Schedule 1.14	Description of the Improvements
Schedule 1.31	List of Surveys
Schedule 1.33	List of Title Reports
Schedule 2.3	Schedule of Initial Base Rent
Schedule 3.1	List of Additional Diligence Material
Schedule 5.1	Disclosure Schedule
Schedule 5.1.6	Rent Roll
Schedule 5.2.2	Leasing Matrix
Schedule 6.6.5	List of Repairs/Maintenance
Schedule 6.6.7	List of Leases re: TI Expenditures/Leasing Expenditures

THIS PURCHASE AND SALE AGREEMENT AND AGREEMENT TO ENTER INTO GROUND LEASE (this “Agreement”) is entered into by and between RICHARD B. SILVER, AS SUCCESSOR TRUSTEE PURSUANT TO THE FMC LAND TRUST AGREEMENT NUMBER 1001, AND NOT INDIVIDUALLY (“FMC Seller”), TENET HIALEAH HEALTHSYSTEM, INC., a Florida corporation (“Hialeah Seller”), TENET HEALTHSYSTEM NORTH SHORE, INC., a Florida corporation  (“North Shore Seller”), LIFEMARK HOSPITALS, INC., a Delaware corporation (“Palmetto Seller”), TENET GOOD SAMARITAN, INC., a Florida corporation (“Samaritan Seller”), and TENET ST. MARY’S INC., a Florida corporation (“St. Mary’s Seller”) (collectively called “Seller”), and APPLEFIELD WAXMAN CAPITAL, INC., a Florida corporation (“Buyer”), with respect to the real property located in Fort Lauderdale, Hialeah, Miami and West Palm Beach, Florida, as more particularly described on Exhibit “A”, as of the Effective Date.

ARTICLE 1

BASIC DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

1.1          Affiliate.  The term “Affiliate” of a specified Person means any Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person.

1.2          Closing.  The term “Closing” shall mean the payment of the Purchase Price, recording of the instruments of conveyance and the occurrence of all other acts required by this Agreement to transfer title to the Property from Seller to Buyer.

1.3          Closing Date.  The term “Closing Date” shall mean the date upon which the Closing occurs.  The Closing Date shall be the date that is twenty-five (25) days after the expiration of the Inspection Period, unless otherwise extended pursuant to the terms of this Agreement.

1.4          Contract Period.  The term “Contract Period” shall mean the period from the Effective Date of this Agreement through and including the Closing Date.

1.5          Contracts.  The term “Contracts” shall mean the maintenance, management, service or supply contracts, including all amendments thereto set forth on Schedule 1.5 attached hereto, that relate to the Real Property and/or the Personal Property.

1.6          Cure Period.  The term “Cure Period” shall mean the seven (7) business day period following Buyer’s delivery of the corresponding Disapproval Notice.

1.7          Deposit.  The term “Deposit” shall mean the Initial Deposit and, if made by Buyer, the Second Deposit, together with all interest which accrues thereon following the deposit thereof in escrow.

1.8          Disapproval Notice.  The term “Disapproval Notice” has the meaning given in Section 3.3.

1.9          Effective Date.  The term “Effective Date” shall mean the day and year set forth on the cover page of this Agreement and so identified.

1.10        Escrow Holder.  The term “Escrow Holder” shall mean Commonwealth Land Title Company, whose address for this transaction is as follows:

2651 N. Harwood

Suite 260

Dallas, Texas 75201

Attn: Beverley Griesse

Phone No:            (214) 855-8430

Fax No.:               (214) 754-9066

E-mail:                 bgriesse@cltit.com

1.11        Fee Project. The term “Fee Project” shall mean fee simple title to the parcel of Real Property identified on Exhibit A as the “Fee Project”.

1.12        Ground Lease.  The term “Ground Lease” shall mean individually one of, and together all of, the ground leases covering the Real Property, one for each Project (other than the Fee Project which shall be conveyed to Buyer in fee simple), in the form attached hereto as Exhibit “B”, to be entered into at Closing.  The form of Ground Lease shall be modified to conform to the legal requirements of the state where the Project is located.

1.13        Hazardous Substances.  The term “Hazardous Substances” shall mean any chemical, material or substance now or hereafter defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto (“Environmental Laws”), including without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq. (“RCRA”).The term “Hazardous Substances” shall also include any of the following: (i) any medical or biological waste, (ii) any asbestos containing materials, (iii) any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and in any and all amendments thereto in effect as of the Closing Date, (iv) oil, petroleum, petroleum products (including, without limitation, crude oil), natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel, not otherwise designated as a hazardous substance under CERCLA, (v) any substance which is toxic, explosive, corrosive, reactive, flammable, infectious or radioactive (including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011, et seq.), carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, (vi) urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls, radon gas, (vii) any Infectious Waste, and (viii) any other chemical, material or substance (A) which poses a hazard to the Property, to adjacent properties, or to persons on or about the Property, (B) which causes the Property to be in violation of any of the aforementioned laws or regulations, or (C) the presence of which on or in the Property requires investigation, reporting or remediation under any Environmental Laws.

1.14        Improvements.  The term “Improvements” shall mean all buildings, structures and other improvements situated on the Real Property and all fixtures and other property affixed thereto (collectively, the “Improvements”), the Improvements being described separately on Schedule 1.14 attached hereto by common name, street address and approximate number of square feet.

1.15        Infectious Waste.  The term “Infectious Waste” shall mean: any solid waste capable of producing an infectious disease, including all bulk blood, blood products; cultures of specimens from medical, pathological, pharmaceutical, research, commercial and industrial laboratories; human tissues; organs, body parts, secretions, blood and body fluids removed during surgery and autopsies; the carcasses and body parts of all animals exposed to pathogens in research, used in the vivo testing of pharmaceuticals or that died of known or suspected infectious diseases; needles, syringes, scalpel blades and other sharps.

1.16        Initial Deposit.  The term “Initial Deposit” shall mean the amount of Five Hundred Thousand Dollars ($500,000) in cash or its equivalent to be deposited with the Escrow Holder by Buyer pursuant to Section 2.2.1, together with all interest which accrues thereon following the deposit thereof into escrow.

1.17        Inspection Period.   The term “Inspection Period” means the period commencing on the Effective Date and ending at 5:00 p.m. Dallas, Texas time, on the forty-fifth (45th) day after the Effective Date.

1.18        Intangible Property.  The term “Intangible Property” shall mean Seller’s interest, if any,  in the Contracts, the Leases, the Permits, and the Warranties.

1.19        Leases.  As used in this Agreement, the term “Leases” shall mean all leases, rental agreements and other agreements for occupancy of any portion of the Improvements (other than the Ground Lease), as of the Closing Date together with any amendments thereto, entered into between Seller or Seller’s predecessor in interest and any tenant of the Improvements.  Seller makes no representation that any particular Lease or Leases will be in effect as of the Closing Date.

1.20        Liens.     As used in this Agreement the term “Liens” shall mean only (i) all mortgages, and (ii) liens for delinquent taxes.  The term “Liens” shall not include liens for current taxes or assessments which shall be prorated in accordance with the terms of Section 6.6.

1.21         Person. The term “Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated association, joint venture or any other entity of any kind whatsoever, whether for profit or not for profit, and any governmental agency.

1.22         Personal Property.  The term “Personal Property” shall mean Seller’s interest, if any, in all fixtures, machinery, appliances, equipment, landscaping and other personal property located on the Real Property on the Closing Date.

1.23         Permits.  The term “Permits” shall mean all licenses, permits, certificates (including without limitation certificates of occupancy) and approvals issued by any federal, state or local government or governmental agency relating to the ownership, occupancy or use of the Improvements and/or the Personal Property.

1.24         Permitted Exceptions.  The term “Permitted Exceptions” shall mean (i) all matters of record that are shown on the Title Commitment (as defined below) received by Buyer prior to the expiration of the Inspection Period; (ii) all exceptions to title shown on the Title Commitment or any revision thereof; (iii) all matters shown on the Survey or any revision thereof and any matter which would be shown on a current ALTA/ACSM survey of the Real Property; (iv) all ad valorem real estate taxes for the calendar year of the Closing and subsequent years and any special assessments not due and payable as of the Closing Date; (v) all zoning and subdivision restrictions applicable to the Property; (vi) restrictions on use of the Property as more fully set forth in the REA (as hereinafter defined) and the Deed (as hereinafter defined); and (vii) any matters that would be revealed by a physical inspection of the Property provided that the term “Permitted Exceptions” shall not include (A) any Lien that Seller is obligated to remove pursuant to Section 3.4 of this Agreement; or (B) any matter Seller agrees in writing to cure in response to a Disapproval Notice.

1.25         Project.  The term “Project” shall mean (i) the leasehold estate related to each parcel of Real Property, and the Improvements thereon, and sometimes called by the common name listed on Schedule 1.14 and (ii) fee simple estate to the Fee Project.

1.26         Property.  The term “Property” shall mean (i) the leasehold estate in the Real Property created by the Ground Lease, (ii) fee simple title to the Fee Project, (iii) the Improvements, (iv) the Personal Property, and (v) the Intangible Property.

1.27         Purchase Price.  The term “Purchase Price” shall mean the sum of Fifty-Three Million Four Hundred Three Thousand Seven Hundred Nine Dollars ($53,403,709), and payable as set forth in Section 2.2.

1.28         Real Property.  The term “Real Property” shall mean each parcel or tract (including, without limitation, any and all easements and appurtenances) described on Exhibit “A” attached hereto.

1.29         Second Deposit.  The term “Second Deposit” shall mean the amount of Five Hundred Thousand Dollars ($500,000) in cash or its equivalent to be deposited into escrow by Buyer with Escrow Holder pursuant to Section 2.2.2, together with all interest which accrues thereon following the deposit thereof into escrow.

1.30         Seller’s Knowledge or Knowledge of Seller.  The terms “Seller’s Knowledge” or “Knowledge of Seller” (or words of similar import) mean the current actual knowledge of Nicholas Bonrepos, the authorized signatory of Seller, without any duty of inquiry or to make any investigation or any obligation to undertake any review or investigate any documents, and all references in Article 5 regarding notices or other information “received by Seller” means written notices in the actual possession of the named individual or of which such individual has actual knowledge.

1.31         Survey.  The term “Survey” shall mean the surveys of the Real Property described on Schedule 1.31.  Any revision or update to the Surveys shall be at Buyer’s expense.

1.32         Title Company.   The term “Title Company” shall mean Lawyers Title Insurance Corporation, through its agent, Commonwealth Land Title Company.

1.33         Title Report.  The term “Title Report” shall mean the Commitment for Title Insurance, Preliminary Title Report, or Title Commitment, as the case may be, concerning each Project and Improvements thereon, if any, issued by the Title Company, and described on Schedule 1.33.

1.34         Warranties.  The term “Warranties” shall mean all existing warranties held by Seller, if any, and given by third parties with respect to the Real Property and/or the Personal Property.

ARTICLE 2

PURCHASE AND SALE

2.1           Ground Lease; Purchase and Sale.  Seller agrees to (a) lease and demise to Buyer, and Buyer hereby agrees to lease from Seller, the Real Property (other than the Fee Project), upon the terms and conditions set forth herein and in the Ground Lease; (b) sell and convey to Buyer, and Buyer agrees to acquire from Seller, fee simple title to the Fee Project; and (c) sell and convey to Buyer, and Buyer agrees to acquire, the fee interest in the Improvements and all of Seller’s right, title and interest in Personal Property, the Leases, and the Contracts, in each upon and subject to the terms and conditions set forth herein and in the instruments and agreements to be delivered at the Closing in accordance with this Agreement.

2.2           Purchase Price.  Subject to the closing adjustments and prorations described in Section 6.5 and Section 6.6 hereof, Buyer shall pay the Purchase Price to Seller as follows:

2.2.1        Initial Deposit.  Not later than the second business day after the Effective Date, and as a condition to Seller’s obligations under this Agreement, Buyer shall deliver the Initial Deposit to the Escrow Holder, who shall hold the Initial Deposit in accordance with the terms of this Agreement.  Escrow Holder shall invest the Initial Deposit in an interest-bearing cash-management account reasonably acceptable to Buyer and Seller.

2.2.2        Second Deposit.  Not later than the last day of the Inspection Period, and as a condition to Seller’s continuing obligations under this Agreement, Buyer shall deliver the Second Deposit to the Escrow Holder, who shall hold the Second Deposit in accordance with the terms of this Agreement.  If Buyer fails to timely deliver the Second Deposit, Seller may terminate this Agreement by written notice to Buyer and the Initial Deposit shall be returned to Buyer.  Escrow Holder shall invest the Second Deposit in an interest-bearing cash-management account reasonably acceptable to Buyer and Seller.

2.2.2.1     In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be delivered by Escrow Holder to Seller and credited against the Purchase Price.

2.2.2.2     In the event that this transaction is not consummated as contemplated by this Agreement, the entire amount of the Deposit shall be fully earned by Seller and non-refundable to Buyer, and Escrow Holder shall disburse the Deposit to Seller in accordance with Article 8 of this Agreement, unless Buyer terminates this Agreement pursuant to Section 3.3, Section 3.5, Section 4.3, Section 7.1, Section 7.4 or Section 8.1, in which case Escrow Holder shall disburse the Deposit (or so much thereof as funded by Buyer) to Buyer upon such termination.

2.2.3        Balance.  The balance of the Purchase Price shall be paid to Seller by wire transfer of immediately available funds on the Closing Date.

2.2.4        Allocation.  Prior to the end of the Inspection Period, Seller and Buyer will endeavor to agree on a mutually acceptable allocation of the Purchase Price between the respective Projects. If Seller and Buyer cannot reach agreement on such allocations by the end of the Inspection Period, each of Seller and Buyer may each make their own allocations of the Purchase Price to the Projects.

2.3           Ground Lease Term.  The term of each Ground Lease shall be fifty (50) years, with one (1) twenty-five (25) year renewal option, and the initial base rent payable for each Ground Lease is set forth on Schedule 2.3 attached hereto.

2.4           Fair Market Value.  The parties expressly acknowledge that the Purchase Price provided for in this Agreement has resulted from arm’s length negotiations between the parties, has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated among the parties, and is to the best knowledge of each party consistent with fair market value for Property. This Agreement is limited solely and strictly to the parties’ contractual arrangement in accordance with the terms hereof. The Purchase Price paid to Seller is remuneration for specific and actual value for the Property and such payment is in no way intended to exercise influence over the reason or judgment of any physician associated with Buyer with respect to referrals or the selection of service providers for or on behalf of patients.

ARTICLE 3

BUYER’S INSPECTIONS

3.1           Inspection of Documents.  During the Inspection Period, after Buyer has deposited the Initial Deposit with the Escrow Holder, Seller has already made or will make available to Buyer within five (5) days of the Effective Date copies of the following documents related to the Property (collectively, the “Diligence Materials”): (i) copies of the Leases, (ii) copies of the Rent Roll (as defined below), (iii) copies of the Title Report (the “Title Commitment”) covering the Real Property previously prepared by the Title Company, (iv) copies of the Survey, and (v) the material listed on Schedule 3.1.  Buyer acknowledges receipt of the Survey and the Title Commitment.  Buyer acknowledges and agrees that Seller will make available copies of the Diligence Materials at Buyer’s request and without representation or warranty of any kind as to the accuracy or completeness of the contents thereof.  Seller specifically notifies Buyer that the Diligence Materials may not be all of the information regarding the Property or any of the Projects in Seller’s files.  Buyer agrees that it will conduct its own due diligence investigation to verify to its own satisfaction the suitability of the Property and accuracy and completeness of such documents or any other information provided to Buyer by Seller, its agents or any other Person.  All documents and information made available to Buyer by Seller or Broker (as hereinafter defined) at any time prior to Closing pursuant to Article 6 of this Agreement shall be kept confidential by Buyer to the extent required under the provisions of Section 9.1 of this Agreement.

3.2           Inspection of Property.  During the Inspection Period, Buyer shall have the right, subject to the rights of tenants in possession, to conduct such additional examinations or inspections of the physical condition of the Property as Buyer deems necessary or appropriate, provided that, except for a limited asbestos survey, Buyer may not conduct any invasive or destructive testing without the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole discretion.  In the event permission for invasive or destructive testing is granted, Buyer shall return the Property to substantially the same condition as existed immediately prior to such testing, which obligation shall survive the termination of this Agreement.  Buyer shall take no action during its inspection of the Property which would violate any federal, state, municipal or other governmental laws, codes or requirements or interfere with the rights of any tenant of the Property. Buyer agrees that, in making any inspections of, or conducting any testing of, on or under the Property, Buyer and each of Buyer’s agents will carry not less than Five Million Dollars ($5,000,000.00) comprehensive general liability insurance with contractual liability endorsement which insures Buyer’s indemnity obligations hereunder, and, prior to entry on the Property, will provide Seller with a certificate of insurance naming Seller as an additional insured. BUYER SHALL INDEMNIFY, DEFEND AND HOLD SELLER FREE AND HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, CLAIMS, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES ARISING FROM OR IN ANY WAY RELATED TO SUCH PHYSICAL INSPECTIONS AND ANY FURTHER INSPECTIONS BUYER OR ANY OF ITS AGENTS OR REPRESENTATIVES MAY CONDUCT UPON THE PROPERTY PRIOR TO THE CLOSING.  Subject to the rights of tenants in possession, Buyer shall have the right to enter the Property during Seller’s normal business hours at any time prior to Closing with seventy-two (72) hours advance written notice delivered to Seller.  Notwithstanding anything to the contrary in this Agreement, this indemnification shall survive the Closing or any termination of this Agreement. Except with respect to Material Damage described in Section 7.1 below or a condemnation event as provided in Section 7.4 below, after the expiration of the Inspection Period Buyer shall have no right to disapprove of the physical condition of the Property or to terminate this Agreement based on the physical condition of the Property.

3.3           Inspection of Title.  Seller, at Seller’s sole cost and expense, has caused the Title Company to deliver (or posted on an on-line due diligence data room) the Title Report, together with copies of the Schedule B — Section 2 title exceptions referenced in the Title Report. Buyer shall deliver to Seller within twenty (20) days of the date hereof, but in any event prior to the expiration of the Inspection Period (the “Title and Survey Review Period”), a notice (“Disapproval Notice”) disapproving of any one or more of the exceptions to title or other matters affecting title to the Property disclosed by the Title Report or the Survey or other matter made known to Buyer (by the Title Company, Seller or otherwise) during the Inspection Period which Buyer finds objectionable (collectively, “Disapproved Items”) and specifying in reasonable detail the requested cure steps.  Within seven (7) business days of Seller’s receipt of the Disapproval Notice (the “Cure Period”), Seller may, by written notice to Buyer, elect to remove or otherwise cure one or more of the Disapproved Items in the Disapproval Notice, such removal or cure to be completed as soon as reasonably practicable, but in any case prior to the Closing Date. Seller shall have no obligation to cure or remove any Disapproved Items and if Seller elects to not cure one or more of the Disapproved Items (or fails to respond to the Disapproval Notice), then Buyer’s sole remedy shall be to elect, by written notice to Seller, to either (a) waive Buyer’s disapprovals with respect to the un-removed and uncured Disapproved Items and proceed with the Closing without delay or adjustment of the Purchase Price, or (b) terminate this Agreement and receive a refund of the Deposit. In the event Buyer elects to terminate this Agreement as provided in this Section 3.3, Buyer shall provide written notice of such election to Seller pursuant to Section 10.13 within two (2) business days after the expiration of the Cure Period. In the event Buyer fails to duly and timely terminate this Agreement in accordance with the provisions of Section 3.3(b), Buyer shall be deemed to have waived the Disapproved Items (other than any Disapproved Items Seller has agreed in writing to remove or cure) and shall proceed with the Closing in accordance with the terms of this Agreement.  No termination by Buyer pursuant to Section 3.3(b) shall serve to terminate any obligation which, by the express terms of this Agreement, survives the expiration or termination of this Agreement.

On or before Closing, Buyer shall cause the Title Report to be updated and if such update should reveal any matter not appearing in the Title Report, which matter (i) renders title to the Real Property unmarketable, (ii) is not a Permitted Exception and (iii) was not caused by, through or under Buyer (a “New Title Objection”), Buyer shall notify Seller of same within two (2) days after Buyer obtains the update of the Title Report, but in any event not less than two (2) business days prior to the Closing Date.  Seller’s obligation to cure any such New Title Objection, if any, shall be as provided in the paragraph immediately above in this Section, and, if Seller is obligated, or elects, to cure such matter, the Closing shall be extended for a reasonable period of time not to exceed thirty (30) days to allow Seller to effectuate such cure, with the Closing to occur within ten (10) days from the date of cure.

3.4           Scope of Seller’s Title Obligations.  Seller shall have the obligation to remove all Liens identified in the Title Report (other than any Liens for current taxes or improvements which shall be prorated in accordance with the terms of Section 6.6) and any obligations expressly assumed by Seller with respect to curing the matters set forth in any Disapproval Notice in accordance with the provisions of Section 3.3.  In each case, such matters shall be removed by no later than the Closing Date.  As to any of the foregoing which constitute delinquent tax liens, the corresponding taxes and penalties shall be paid at Closing.  As to any of the foregoing which constitute tax liens which are not yet delinquent, the corresponding taxes shall be prorated between the parties pursuant to Section 6.6 below.  If Seller cannot or will not remove such Liens which Seller is obligated to remove prior to the Closing Date, then Buyer shall cure such Liens by instructing the Title Company to pay at Closing such portion of the Purchase Price to the holders of such Liens as is necessary to remove such Liens and to obtain from the holders of such Liens any recordable releases required by the Title Company to remove those Liens as exceptions to the title insured by the leasehold owner’s title policy issued pursuant to the Title Report (the “Title Policy”).

3.5           Buyer’s Right to Terminate.  If Buyer determines, in Buyer’s sole discretion, that the results of any such inspections or examination are not acceptable to Buyer, Buyer may, at Buyer’s option, (a) elect to cancel this Agreement on or before the last day of the Inspection Period, in which case the Initial Deposit shall be forthwith returned to Buyer and Buyer and Seller shall be relieved, as to each other, of all obligations under this Agreement, except as otherwise provided in this Agreement; or (b) elect to proceed to close under this Agreement, purchasing and accepting the Property in its then “AS IS” condition subject to the provisions of this Agreement. If Buyer does not give Seller written notice of Buyer’s unconditional election to proceed to close under this Agreement, accepting the Property in its “AS IS” condition, then Buyer shall be deemed to have elected to cancel this Agreement pursuant to the terms of subparagraph (a) of this Section 3.5.  Timely delivery of the foregoing written notice (and to thereafter deliver the Second Deposit in accordance with Section 2.2.2) shall be the exclusive means by which Buyer can exercise its right to elect to proceed to close under this Agreement.

3.6           “AS IS” SALE.  Buyer acknowledges the disclaimers set forth in Section 5.1.8 hereof, and agrees that except for the limited representations and warranties of Seller set forth in this Agreement, neither Seller nor anyone acting on Seller’s behalf has made any representation or warranty, either express, implied or statutory, with respect to the Property, its present condition (environmental, physical or otherwise) or its fitness or suitability for a particular purpose, merchantability or compliance with governmental laws, ordinances or regulations. Buyer agrees that it is purchasing the Property AS IS, WHERE IS and WITH ALL FAULTS based on Buyer’s independent investigation and inspection of the Property and Buyer’s independent evaluation of the Property and associated due diligence that Buyer has the right and opportunity to evaluate, including applicable statutes, ordinances, governmental regulations and other laws which shall be completed before the expiration of the deadlines identified in this Agreement. Buyer further acknowledges and agrees that Buyer’s acceptance of Seller’s disclaimers formed a material part of the consideration to Seller and Seller’s determination to sell the Property for the Purchase Price. The acknowledgements and agreements expressed in this Section 3.6 shall survive Closing.

ARTICLE 4

CONDITIONS PRECEDENT

4.1           Conditions to Buyer’s Obligations.  Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of the following conditions precedent prior to and as of the Closing Date:

4.1.1        All documents required by Section 6.3 necessary to consummate the transactions contemplated in this Agreement by Seller shall have been executed and delivered as required by this Agreement;

4.1.2        Each and every representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects; and

4.1.3        Buyer shall have received on or before the date which is five (5) days prior to the Closing Date a completed and executed tenant estoppel certificate in substantially the form attached hereto as Exhibit “H” (or in such other form as may otherwise be set forth in any Lease) from tenants under the Leases covering at least seventy percent (70%) of the rentable square footage of the building located on each Project (other than the Fee Project) which is subject to an existing lease as of the Effective Date, which shall include tenant estoppel certificates from one hundred percent (100%) of all tenants who occupy 5,000 rentable square feet or more in any Project (other than the Fee Project) as of the Effective Date (collectively, the “Tenant Estoppel Certificates”).  Buyer agrees not to object to (i) any non-material qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate, or (ii) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to give under its Lease.

4.2           Conditions to Seller’s Obligations.  Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to and as of the Closing Date:

4.2.1        Buyer shall have timely tendered the Purchase Price;

4.2.2        All documents required by Section 6.2 necessary to consummate the transactions contemplated in this Agreement by Buyer shall have been executed and delivered as required by this Agreement; and

4.2.3        Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct in all material respects.

4.3           Failure or Waiver of Conditions Precedent.  In the event any of the conditions set forth in Section 4.1.1, Section 4.1.2 or 4.1.3 do not occur as of the Closing Date or such earlier date as expressly set forth therein, or have not been waived by Buyer, Buyer may, as its sole and exclusive remedy, elect to terminate this Agreement by written notice to Seller, delivered on or before the Closing Date, and receive a return of the Deposit.  Buyer may, at its election, at any time or times on or before the Closing Date, waive in writing the benefit of any of the conditions set forth in Section 4.1. So long as Buyer is not in default under this Agreement, in the event that the condition set forth in Section 4.1.1 is unfulfilled as of the Closing Date, Seller shall be in breach of its obligations under this Agreement and Buyer may pursue the remedies set forth in Section 8.1.  Buyer’s election to close the transaction contemplated by this Agreement shall be a waiver of the conditions set forth in Section 4.1 unfulfilled as of the Closing Date.  In the event any of the conditions set forth in Section 4.2 do not occur as of the Closing Date or such earlier date as expressly set forth therein, or have not been waived by Seller, Seller may terminate this Agreement by written notice to Buyer and retain the Deposit.

ARTICLE 5

COVENANTS, WARRANTIES AND REPRESENTATIONS

5.1           Seller’s Warranties and Representations.  Seller hereby represents and warrants to the Buyer as follows:

5.1.1        Each Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement and all actions of Seller necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Seller have been, or by the Closing Date will have been, taken;

5.1.2        FMC Seller is a trustee under a land trust agreement. Hialeah Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. North Shore Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Palmetto Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Samaritan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. St. Mary’s Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The execution and performance of this Agreement will not violate any material term of Seller’s respective formation documents.  No authorizations or approvals, whether of governmental bodies or otherwise (other than from Seller’s (or its general partner’s/member’s/manager’s) Board of Directors), will be necessary to enable Seller to enter into or comply with the terms of this Agreement;

5.1.3        Except as specifically set forth in the “Disclosure Schedule” (herein so called) attached hereto as Schedule 5.1, to Seller’s actual knowledge, (A) no part of the Property is currently subject to any pending or threatened (overtly in a written notice to Seller) investigation or inquiry by any governmental authority or to any remedial obligations under, nor has any tenant or other person alleged in writing that the Property violates (excluding any violations which have been cured), any applicable law, statute, ordinance, rule, regulation, license, permit, order or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, any building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called “Applicable Laws”); and (B) except for matters disclosed by the Diligence Materials, Seller is not aware of any existing violation of Applicable Laws related to the Property as of the date hereof.  Buyer acknowledges that the Disclosure Schedule does not disclose any threatened claim as to which Seller has received no further assertion or threat of the claim for twelve (12)

months following Seller’s response to the claimant’s initial (or most recent) notice of claim (such claims which have been raised but for which Seller has received no further assertion or threat are herein called “Stale Claims”); and with the Buyer’s acknowledgment and consent, for the purpose of Seller’s representation in this subparagraph, such claim shall be deemed not to have been made.  Seller will indemnify, defend and hold the Buyer harmless from and against any loss, damage, claim, liability, obligation, cost or expense arising out of any Stale Claim;

5.1.4        Seller is not a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list), or under any statute, executive order (including the September 24, 2002, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and will not knowingly engage in any dealing or transaction with such persons or entities;

5.1.5        This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller.  To Seller’s Knowledge, neither this Agreement nor the consummation of the transactions described herein violates or shall violate any contract, document, understanding, agreement, instrument, order or decree to which Seller is a party or by which it is bound;

5.1.6        The rent rolls attached hereto as Schedule 5.1.6 (collectively, the “Rent Roll”) is, as of the Effective Date, true and correct in all material respects as of the date thereof.  The copies of the Leases delivered or to be delivered to the Buyer are true and correct reproductions of the actual Leases.  Each Lease evidences and is the complete agreement between the applicable Seller and the applicable tenant with respect to the Property;

5.1.7        Schedule 1.5 contains a true and correct list of all Contracts, the terms of which extend beyond midnight of the day preceding the date of Closing. Seller does not represent or warrant that any particular Contract will be in force or effect as of the Closing or that the parties to such contracts will not be in default under their respective contracts, and neither the existence of any default of any party under any such Contract shall affect the obligations of Buyer hereunder; and,

5.1.8        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND SUBJECT ONLY TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE PROPERTY OR ANY PORTION THEREOF, OR THE CONDITION OF OR MATERIALS RELATING TO THE PROPERTY OR ANY OTHER MATTER, ALL SUCH REPRESENTATIONS AND WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS

AGREEMENT AND SUBJECT ONLY TO SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5, BUYER IS PURCHASING THE PROPERTY “AS IS” AND “WITH ALL FAULTS.”  SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO:  (a) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of any Hazardous Substances on the Property; (b) the presence of mold or other microbial agents in the Property; (c) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water there from, and faulting; (d) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (e) drainage and soil conditions of the Property; (f) the existence of or availability of any development rights; (g) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (h) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (i) usages of any adjoining property; (j) access to the Property or any portion thereof; (k) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer’s purposes, or fitness for any use or purpose whatsoever, or the quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; (l) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (m) enforceability of any Lease or Contract; (n) whether Seller will continue to own or operate any hospital adjacent to or in proximity to the Property; (o) the square footage or leaseable area of the Improvements; or (p) the creditworthiness of any tenant under any of the tenant Leases.  The disclaimer expressed in this Section 5.1.8 shall survive Closing.

5.2           Seller’s Covenants.  Seller hereby covenants and agrees that:

5.2.1        After the expiration of the Inspection Period, Seller will not enter into, modify or terminate any Contracts binding upon Buyer without Buyer’s prior written approval, which approval shall not be unreasonably withheld and, except as specified below, shall be deemed given if Buyer fails to approve or disapprove any proposed contract in writing within three (3) business days following Seller’s request for such action provided that Seller may enter into contract or agreements cancelable by Buyer upon thirty (30) days’ written notice without penalty or premium following Closing without Buyer’s approval and provided, further, that the foregoing approval requirement shall not apply to contracts or agreements necessary or appropriate to deal with emergencies, acts of God or other unforeseeable events;

5.2.2                        After the expiration of the Inspection Period, Seller will not enter into, materially modify or terminate any Leases without Buyer’s prior written approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer fails to approve or disapprove any proposed Lease in writing within five (5) business days following Buyer’s receipt of the Lease and all other documents or information, including the cost to the landlord of any leasing commissions and/or tenant improvements or other tenant concessions pertaining thereto; provided that, Buyer’s consent shall not be required for (i) the renewal or extension of any existing Lease by Seller in accordance with the terms of such Lease, or (ii) the execution by Seller of any new Lease which (a) contains business terms that are consistent with the terms set forth on Schedule 5.2.2 attached hereto, and (b) is prepared on Seller’s customary form of space lease. Seller agrees to provide Buyer with a copy of any such Lease after the same has been fully executed. Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute summary proceedings against tenants or terminate the Leases as a result of a default by tenants therein prior to the date of Closing after giving Buyer prior written notice of same.  Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenants.  The removal of the defaulting tenants whether by summary proceedings or otherwise prior to the date of Closing shall not give rise to any claim on the part of Buyer. Further, Buyer agrees that it shall not be grounds for Buyer’s refusal to close this transaction that a tenant may be a holdover tenant or in default under its Lease on the date of Closing and Buyer shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price; and

5.2.3                        During the Contract Period, Seller shall maintain insurance on the Real Property at the same coverages and levels as are in effect as of the date of this Agreement.

5.3                                 Buyer’s Warranties and Representations.  Buyer hereby represents and warrants to Seller as follows, each of such representations and warranties to survive Closing:

5.3.1                        Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 10.3 have, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement.  Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 10.3 have taken all action necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement on behalf of Buyer or such entity;

5.3.2                        Buyer and any entity to which Buyer may assign this Agreement pursuant to Section 10.3 is, and as of the Closing Date shall be, duly organized, validly existing and in good standing under the laws of the state of its formation and the states in which the Property is located.  Buyer has sufficient funds available to consummate the transaction contemplated in this Agreement.  The execution and performance of this Agreement will not violate any law or regulation to which Buyer is subject.  No authorizations or approvals, whether of governmental bodies or otherwise, will be necessary to enable Buyer to enter into or to comply with the terms of this Agreement;

5.3.3                        Buyer has no knowledge of any breach of any representation or warranty by Seller or of any other information, condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder.  If before the Closing Date Buyer discovers any such breach, information, condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder, Buyer shall promptly notify Seller of such breach, information, condition or circumstance;

5.3.4                        Buyer is experienced in and has engaged consultants and representatives who are experienced in the purchase of real estate, that Buyer and its consultants and representatives are familiar with the acquisition and ownership of real estate of the same type as the property, and that Buyer is acquiring the property “AS IS”, “WHERE IS” and “WITH ALL FAULTS AND NONCOMPLIANCE WITH THE LAWS” as of the Closing Date without any representation or warranty regarding its condition, fitness for any particular purpose, merchantability, or compliance with governmental laws, ordinances or regulations, or with any other warranty, express or implied by law or otherwise;

5.3.5                        During the Inspection Period, Buyer has had the opportunity to make all inspections and investigations of the Property that Buyer deems necessary or desirable to protect its interests in acquiring the Property including, without limitation, environmental audits and assessments, toxic reports, soils and geologic reports, engineering and structural tests, surveys, investigation of land use and development rights, development restrictions and conditions that are imposed by governmental entities, insurance contracts, governmental agreements and approvals, architectural plans and site plans, and Buyer is purchasing the Property based on Buyer’s independent investigation and inspection of the Property and Improvements, and Buyer’s independent evaluation of all materials, documents or other items that Buyer has the right and opportunity to evaluate, including applicable statutes, ordinances, governmental regulations and other laws which shall be completed before the expiration of the deadlines identified in this Agreement; and

5.3.6                        Buyer is not a person or entity with whom United States persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons list), or under any statute, executive order (including the September 24, 2002, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and will not knowingly engage in any dealing or transaction with such persons or entities.

5.4                                 Survival.  The parties agree that Seller’s warranties and representations contained in this Agreement and in any document (including any certificate) executed by Seller pursuant to this Agreement, but excluding any Ground Lease, shall survive Buyer’s purchase of the Property for a period of one hundred eighty (180) days following the Closing Date (the “Survival Period”).  Buyer shall provide actual written notice to Seller of any breach of such warranties or representations and shall allow Seller thirty (30) days (and an adjournment of Closing if necessary) within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and diligently pursued.  If Seller is unable to cure a breach prior to the Closing Date, then Buyer’s sole and exclusive remedy shall be to either (a) terminate this Agreement, subject, however, to the provisions of Section 3.5; or (b) waive such breach and proceed to Closing. If a breach occurs subsequent to Closing and Seller fails to cure such breach after actual written notice and within such cure period, Buyer shall have all remedies available to it at law or in equity, subject to the provisions of Section 8.5. As and to the extent that (x) Buyer obtains actual knowledge of facts, or (y) any documents with respect to the Leases, the matters addressed in Section 5.1 or the certifications made at Closing in the Rent Roll contain information or facts, that (i) are inconsistent with or different from the representations and warranties made in Section 5.1 or the certifications made at Closing in the Rent Roll, (ii) are received by Buyer or received by Seller and delivered to Buyer prior to the Closing, and (iii) Buyer elects to proceed to Closing and the Closing occurs, then the representations and warranties in Section 5.1 and/or the certifications made at Closing in the Rent Roll shall be deemed to be modified and/or superseded by such facts, certificates or other documents (and, in such event, Seller shall no longer have any liability hereunder with respect to the portion of the representation, warranty or certification superseded herein, as applicable).

5.5                                 Leases.  Seller may, but is not obligated to, institute summary proceedings against tenants or terminate the Leases as a result of a default by tenants therein prior to the date of Closing, subject to Buyer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenants under the Leases. The removal of the defaulting tenants whether by summary proceedings or otherwise prior to the date of Closing shall not give rise to any claim on the part of Buyer. Further, Buyer agrees that it shall not be grounds for Buyer’s refusal to close this transaction that a tenant may be a holdover tenant or in default under its Lease on the date of Closing and Buyer shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

ARTICLE 6

CLOSING

6.1                                 Closing.  The parties shall consummate the purchase and sale contemplated by this Agreement and deliver the Purchase Price and all instruments of conveyance in the offices of the Title Company or its agent on the Closing Date. The parties also shall deposit with the Escrow Holder or with its agent the funds and documents described below.

6.2                                 Deposits by Buyer.  Buyer shall deliver to Seller:

6.2.1                        the Purchase Price as provided in Section 2.2 above, plus sufficient cash to pay Buyer’s share of all closing costs, prorations and closing expenses as set forth in Section 6.5 and Section 6.6 below;

6.2.2                        a duly executed and acknowledged Ground Lease, one for each Project other than the Fee Project;

6.2.3                        a duly executed counterpart copy of an assumption of Seller’s interests in and obligations with respect to the Personal Property and the Intangible Property in the form attached to this Agreement as Exhibit “C” for each Project (the “General Assignment and Assumption”);

6.2.4                        a duly executed counterpart copy of an assumption of Seller’s interests in the Leases in the form attached to this Agreement as Exhibit “E” for each Project other than the Fee Project (the “Assignment and Assumption of Leases”);

6.2.5                        a duly executed release of claims against Seller in the form attached to this Agreement as Exhibit “F” for each Project (the “Buyer’s Release”);

6.2.6                        a duly executed Closing Statement (as hereafter defined); and

6.2.7                        a certified copy of a resolution of Buyer authorizing the purchase of the Property hereunder, and such other documents as Seller or Title Company may reasonably request evidencing Buyer’s existence, power and authority to enter into and execute this Agreement and to consummate the transaction herein contemplated.

6.3                                 Deposits by Seller.  Seller shall deliver to Buyer:

6.3.1                        a duly executed Ground Lease, one for each Project other than the Fee Project, and an executed and acknowledged Memorandum of Lease, one for each Project other than the Fee Project, in recordable form;

6.3.2                        a duly executed and acknowledged Bill of Sale for the Improvements, one for each Project other than the Fee Project in the form attached to this Agreement as Exhibit “I” (the “Bill of Sale”);

6.3.3                        a duly executed and acknowledged Special Warranty Deed (the “Deed”) for the Fee Project, in the form attached hereto as Exhibit “K”;

6.3.4                        a duly executed counterpart copy of the General Assignment and Assumption for each Project;

6.3.5                        a certificate from each Seller certifying the information required by Section 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer’s tax withholding obligations, that Seller is not a “foreign person” as defined in Internal Revenue Code 1445(f) and in said regulations, which certificate shall be in the form attached to this Agreement as Exhibit “D” (the “FIRPTA Certificate”);

6.3.6                        a duly executed counterpart copy of the Assignment and Assumption of Leases for each Project other than the Fee Project;

6.3.7                        a duly executed Closing Statement;

6.3.8                        an owner’s affidavit for each Project in the form attached hereto as Exhibit “G” sufficient to allow the Title Company to issue the Title Policy dated effective as of the Closing Date (the “Seller’s Affidavit”);

6.3.9                        a duly executed and acknowledged Declaration of Easements, Covenants, Conditions and Restrictions (the “REA”) for each Project and the applicable adjacent hospital campus, in the form attached hereto as Exhibit “J”; and

6.3.10                  an updated Rent Roll certified by the Seller to be true and correct in all material respects as of the Closing Date.

6.4                                 Title Company’s Duties and Closing.  The Title Company shall close the transaction contemplated by this Agreement on the Closing Date by:

6.4.1                        Recording all documents as may be necessary to convey title in accordance with the requirements of this Agreement;

6.4.2                        Recording the Memorandum of Lease, the Bills of Sale, the Deed and the REAs;

6.4.3                        Paying all closing costs and making all prorations in accordance with Sections 6.5 and 6.6 of this Agreement and a separate closing statement of adjustments and prorations with respect to the Real Property prepared by Seller and approved by Buyer prior to the Closing Date (the “Closing Statement”);

6.4.4                        Delivering to Buyer: the Title Policy (or a mark-up evidencing the terms of the policy to be issued); the Closing Statement; a conformed copy of the Bills of Sale, REAs, Deed, and Memorandum of Lease showing the recording information of each; an original of each Ground Lease, the General Assignment and Assumption, the Assignment and Assumption of Leases, and the FIRPTA Certificate; and copies of all other documents deposited with the Title Company; and

6.4.5                        Delivering to Seller: the Purchase Price, plus or minus closing adjustments and prorations; the Closing Statement; a conformed copy of the Bills of Sale, REAs, Deed, and Memorandum of Lease, showing the recording information of each; an original of each Ground Lease, the General Assignment and Assumption, the Assignment and Assumption of Leases, and the FIRPTA certificate; and copies of all other documents delivered to the Title Company.

6.5                                 Closing Costs.   Seller shall pay any brokerage fees due to Broker in accordance with the terms of Seller’s written agreements with Broker.  Buyer shall pay (a) all title insurance search and examination fees and the base title insurance premium for the Title Policy, (b) the cost of any title endorsements and affirmative insurance required by Buyer, (c) the cost of any update to the Survey, (d) all recording charges payable in connection with the recording of the Deed, Bills of Sale, REAs, Memorandum of Lease and any other documents recorded in connection with the Closing, including all costs, fees and taxes in connection with any financing obtained by Buyer, (e) any sales or use taxes relating to the transfer of any personal property to Buyer, and (f) all fees, costs or expenses in connection with Buyer’s due diligence reviews under this Agreement, Seller shall pay (a) all documentary stamp taxes (and surtaxes) payable in connection with the transactions contemplated herein, and (b) the cost to prepare the Survey (excluding the cost of any update to the Survey). Any other closing costs not described above in this Section shall be allocated in accordance with local custom based on where the applicable portion of the Property is located. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 6.5 shall survive the Closing or termination of this Agreement.

6.6                                 Prorations.

6.6.1                        Except as provided in this Section 6.6.1, real property taxes and assessments, personal property taxes (if any), rent (which term, as used in this Agreement, includes, without limitation, operating expenses and common area maintenance charges, insurance, utilities, real estate tax and other assessment reimbursements, and parking fees) for the month in which Closing occurs and any rent prepaid under any Lease, and all other items of income and expense with respect to the Property, shall be prorated between Seller and Buyer through the Closing Date, based upon a rent roll delivered by Seller to Buyer and the Title Company prior to the Closing Date.  In the event Buyer has the right to be reimbursed by the tenants of the Property for real property taxes or other items customarily prorated upon sale and Seller has not previously collected monthly estimates for such amounts, then such items shall not be prorated at Closing.  In addition to the Purchase Price, Buyer shall pay Seller an amount equal to any refundable deposits and/or bonds held by any utility, governmental agency or service contractor with respect to the Property, provided that such utility, agency or contractor is obligated to refund the deposit to Buyer, rather than to Seller, following the Closing.  Any rent collected by Buyer after the Closing Date shall be applied first to pay any rent then due and owing for the calendar month in which the Closing occurs, next, to any period subsequent to the Closing Date, and then to pay any rent owing for any period prior to the month of the Closing.  Buyer shall remit such amounts due Seller to Seller immediately upon receipt.  Except as specified above, if either Buyer or Seller receives any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above).  Buyer shall use reasonable efforts, at no expense to Buyer, to collect and assist Seller in collecting any revenue which is owed to Seller as of the Closing Date or which comes due thereafter. Seller shall have the right to sue or otherwise attempt to collect the same from any such tenant (which right shall survive the Closing), and Buyer agrees to cooperate with Seller in connection with such efforts by Seller.  Buyer’s obligations under this Section 6.6.1 shall survive the Closing and shall bind its successors in interest.

6.6.2                        Buyer and Seller shall cooperate to produce on or before the Closing Date a schedule of prorations which is as complete and accurate as reasonably possible.  All prorations which can be reasonably estimated as of the Closing Date shall be made on the Closing Date.  All other prorations and any adjustments to initial estimated prorations shall be made by Buyer and Seller within sixty (60) days following the Closing Date or such later time as may be required, but not later than December 31, 2010, in the exercise of due diligence, to obtain the necessary information for proration.  Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash immediately upon the parties’ written agreement to a final schedule of post-closing adjustments and prorations.

6.6.3                        Real estate taxes and personal property taxes on the Property shall be prorated based upon the payment period (i.e., calendar or other tax fiscal year) to which same are attributable with maximum discount taken, regardless of whether or not any such taxes are then due and payable or are a lien. Seller shall pay at or prior to Closing (or Buyer shall receive credit for) any unpaid taxes attributable to periods prior to the date of Closing (whether or not then due and payable or a lien as aforesaid). Seller shall receive credit for any previously paid or prepaid taxes attributable to periods from and after the date of Closing. In the event that as of the date of Closing the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, taking into account all applicable discounts for early payment, shall be used for purposes of the proration at Closing. If the proration at Closing is based on the taxes for the previous year as described above, the parties agree to re-prorate the applicable real estate taxes and personal property taxes for the year of Closing based on the actual real estate taxes and personal property taxes (with maximum discount) once the bills are available.

6.6.4                        Certified liens levied by any governmental authority against the Property as of the Closing Date shall be paid by the Seller. Pending liens as of the Closing Date shall be assumed by the Buyer; provided, however, that if the improvement for which any such pending lien was levied was substantially completed as of the Closing Date, such pending lien shall be treated as a certified lien and paid by Seller. Notwithstanding the foregoing, if any assessment or lien is payable under the real estate tax bill(s) for the Property on an installment payment basis, the parties agree that Seller shall be responsible for payment of those installments which accrue prior to the year of Closing, Buyer shall be responsible for payment of those installments which accrue subsequent to the year of Closing, and the parties shall prorate the installment which is due for the year of the Closing.

6.6.5                        Notwithstanding the terms of Section 6.6.1, common area maintenance expenses and charges under the Leases for the year of Closing, if any, shall be prorated as set forth in this Section 6.5.  Seller shall be responsible for all common area maintenance expenses and charges incurred prior to Closing, and Buyer shall be responsible for the same subsequent to Closing. All common area maintenance expense payments made by each tenant and such charges paid under its Lease for the entire lease year during which the Closing occurs, including end-of-year adjustments, if any, shall be prorated between

Seller and Buyer in the following manner: Not later than sixty (60) days after Closing, Seller shall deliver to Buyer, with regard to each tenant required to pay common area maintenance expenses and charges (“CAM Charges”) under its Lease, a detailed computation showing all CAM Charge expenses incurred by Seller for the period from January 1 of the year of Closing through the Closing Date, any CAM payments received by Seller relating to such tenant, and, as applicable, either (i) a bill for the tenant’s prorata share of CAM Charges (i.e., for CAM charges through the Closing Date net of any such CAM payment received by Seller), together with all invoices and other evidence documenting such CAM Charges in detail required by such tenant’s Lease, or (ii) a statement setting forth any amounts owed to the tenant for such period with a payment equal to such amount to be provided by Seller to Buyer not later than thirty (30) days thereafter (the “Overpayment Amount”). Buyer shall, on or before March 31 of the year immediately following the Closing, incorporate any bills delivered by Seller into a single post-closing (as and when appropriate for annual reconciliation or other billing of CAM Charges for any tenant) bill for CAM Charges to such tenant, in which event such single bill, as and when paid, shall be apportioned between Seller and Buyer based on the ratio of pre- and post-Closing CAM expenses (taking into account any CAM payments retained by Seller at Closing). Upon Buyer’s receipt of any Overpayment Amount from Seller, Buyer shall promptly turn over the same to the tenant(s) entitled to such Overpayment Amount.  Notwithstanding anything to the contrary set forth herein, Buyer agrees that (a) for the period from the date of Closing until the second (2nd) anniversary thereof, the rents payable under any renewal or extension of any Leases existing as of the Closing, which is not pursuant to an express renewal or extension right in the Lease, shall be at the then fair market value rent, and any increases in base/minimum annual rent shall not increase by more than three and one-half percent (3.50%) in any year (the “3.5% Cap”), unless Buyer can demonstrate to Seller, in Seller’s reasonable discretion, that such 3.50% Cap on annual increases is below the then fair market rent for the applicable leased space; provided, however, that the 3.5% Cap will not apply with respect to rent concessions as an inducement to entering into the renewal or extension of such Lease or rent which specifically represents amortization of a tenant improvement allowance under the renewal or extension of such Lease; and (b) in no event will the costs of repair and maintenance of those items listed on Schedule 6.6.5  be passed on or passed through to tenants under any Leases or New Leases (as defined below), and the respective Ground Leases shall provide for the applicable ground lessee thereunder to perform such repair and maintenance, as applicable, at the sole cost and expense of such ground lessee.

6.6.6                        Buyer will receive at Closing a credit against the Purchase Price equal to all security deposits actually held by Seller under the Leases.

6.6.7                        For any new leases or extensions or amendments to any existing Leases or any Lease which is extended pursuant to any exercise by the tenant of an option in such Lease after September 30, 2009 (each of the foregoing being referred to as a “New Lease”), including, without limitation, those New Leases described on Schedule 6.6.7, at Closing Buyer shall reimburse Seller, in cash, for (1) all tenant improvement costs and expenses incurred by Seller for repairs, improvements, equipment, painting, decorating, partitioning, carpeting, and other work performed in the tenant’s space to satisfy a tenant’s requirements with respect to or in connection with any New Lease including, without limitation, any reimbursements paid to the tenant in connection with any such work performed by the tenant (collectively, the “TI Expenditures”), to the extent that such TI Expenditures have been paid by Seller as of the date of Closing, and (2) all leasing costs and expenses, including, without limitation, leasing or brokerage commissions payable to any person or entity, incurred by Seller in connection with a New Lease (collectively, the “Leasing Expenditures”), to the extent such Leasing Expenditures have been paid by Seller as of the date of Closing.  With respect to Leasing Expenditures and TI Expenditures, Buyer shall assume liability for the same at Closing and shall indemnify the Released Parties (as defined herein) from and against any claims made in connection with Leasing Expenditures and TI Expenditures. Notwithstanding the foregoing, Seller agrees that Buyer will be entitled to a credit at Closing against the Leasing Expenditures and TI Expenditures due from Buyer to Seller in an amount equal to the applicable Leasing Expenditure or TI Expenditure, multiplied by a fraction, the numerator of which is the number of months under the applicable lease for the period from the date of the commencement of the term of such New Lease or the date of the commencement of the extension or amendment of such Lease (if an existing Lease) until the date of Closing, and the denominator of which is the total number of months in the term of such New Lease or extension or amendment of an existing Lease.

6.6.8                        The provisions of this Section 6.6 shall survive the Closing.

6.7                                 Insurance.  Seller’s existing liability and property insurance pertaining to the Property shall be cancelled as of the Closing Date, and Seller shall receive any premium refund due thereon.

6.8                                 Delivery of Original Documents.  Seller agrees to deliver to Buyer on or immediately following the Closing Date all original Leases, and copies of Seller’s entire Lease file (excluding any attorney client communications or other confidential materials), Contracts, plans and specifications, plot plans, surveys, soils reports, Permits, Lease applications, books and records and other original documents in Seller’s possession pertaining to the Property (excluding any proprietary or confidential materials).

6.9                                 Filing of Reports.  The Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

ARTICLE 7

DAMAGE OR DESTRUCTION; CONDEMNATION

7.1                                 Contract Period Damage.  Buyer shall not be bound to purchase the Property as required by the terms of this Agreement if, during the Contract Period, there occurs any Material Damage to or destruction of the improvements located on the Real Property (“Contract Period Damage”).  Immediately upon the occurrence of any Contract Period Damage, Seller shall notify Buyer in writing of the nature and extent of such Contract Period Damage.  For the purposes of this Section 7.1, “Material Damage” shall mean damage to the Project of such nature that the cost of restoring the same to its condition prior to the casualty (as determined in accordance with this Article 7) will exceed five percent (5%) of the Purchase Price, whether or not such damage is covered by insurance.  If the Improvements have sustained Material Damage by a Casualty, Seller may, at its option, by delivering written notice (the “Seller Notice”) to Buyer within fifteen (15) days after (1) becoming aware of a casualty loss, or (2) determination that Material Damage has occurred, whichever is later, either (x) elect to terminate this Agreement in its entirety, whereupon the Deposit shall be returned to the Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder except for such rights and obligations as expressly survive termination of this Agreement; or (y) advise Buyer the terms on which Seller is willing to proceed with consummation of the transactions described herein, which at Seller’s sole option, may be to (i) repair or replace the damaged Property at its sole cost and expense before the Closing Date; provided, further, the Closing may be adjourned by Seller for up to sixty (60) days for Seller to complete such repair or replacement; (ii) allow Buyer to reduce the Purchase Price by the cost of repairing the damage, as determined by Seller’s contractor and approved by Seller, or (iii) such other terms on which Seller is willing to proceed. If Seller fails to timely notify Buyer, Seller shall be deemed to have elected (x) above.  If the Seller Notice does not terminate this Agreement as provided in the preceding sentence, Buyer may, at its option, by delivering written notice to Seller within fifteen (15) days after receipt of the Seller Notice, either: (x) terminate this Agreement in its entirety, whereupon the Deposit shall be returned to the Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder except for such rights and obligations as expressly survive termination of this Agreement; or (y) elect to proceed to Closing on the terms outlined in Seller’s Notice.

7.2                                 Business Interruption and Rental Loss Insurance.  In no event shall Buyer be entitled to the insurance proceeds related to a Casualty or Material Event, if any; provided to the extent of a Material Event occurs and does not result in a termination of this Agreement, Buyer shall be entitled to an assignment of or be credited with the amount of the business interruption or rental loss insurance proceeds, if any, allocable to the period from and after the Closing Date.  Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Agreement shall exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds shall be retained by Seller. Buyer approval shall not be required in connection with Seller’s settlement of any insurance claims made by Seller.

7.3                                 Damage That is Not Material Damage.  If, prior to the Closing, the Property or any part thereof is damaged and the damage is not Material Damage, Seller shall, at Seller’s election (i) repair or replace the damaged Property at its sole cost and expense before the Closing Date; provided, further, the Closing may be adjourned by Seller for up to sixty (60) days for Seller to complete such repair or replacement; or (ii) allow Buyer to reduce the Purchase Price by the cost of repairing the damage, determined in accordance with this Article 7.

7.4                                 Condemnation.  If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a Material Portion (hereinafter defined) of any one of the Projects, and the same is not dismissed on or before thirty (30) days prior to Closing, Buyer shall be entitled, as its sole remedy, upon written notice to Seller (a) within fifteen (15) days following notice by Seller to Buyer of such condemnation, or (b) on the Closing Date, whichever occurs first, to either: (x) terminate this Agreement in its entirety, whereupon the Deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder except for such rights and obligations as expressly survive termination of this Agreement; or (y) elect to have the Project remain part of the Property to be conveyed pursuant to this Agreement.  The Closing Date shall be extended as necessary (but not to exceed thirty (30) days) for Buyer to have the time provided under the previous sentence to make said election.  For purposes of this Section 7.4, a “Material Portion” shall mean that portion of the Project which, if taken or condemned, would (i) eliminate or materially adversely impact access to any portion of the Project to which access is available as of the date of this Agreement; (ii) cause any material non-compliance with any Applicable Laws; or (iii) materially adversely impair the use of the Project for the purpose for which it is presently being operated.  If Buyer does not have or waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, then, despite such condemnation, Seller and Buyer shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Buyer at the Closing all of Seller’s right, title and interest in and to all proceeds resulting or to result from said condemnation.

ARTICLE 8

REMEDIES

8.1                                 Remedies.  In the event Buyer is in default hereunder, Seller’s sole remedy shall be to terminate this Agreement by written notice to Buyer and to retain the Deposit as described in Section 8.2.  In the event Seller is in default hereunder, Buyer’s sole and exclusive remedy shall be to either: (i) terminate this Agreement by written notice to Seller and to receive a return of the Deposit; or (ii) Buyer may demand specific performance of Seller’s obligations under this Agreement provided that if Buyer elects to demand specific performance Buyer must institute suit for specific performance in a court of competent jurisdiction within ninety (90) days of Seller’s default under this Agreement or Buyer shall be deemed to have elected to proceed under (i) above.

8.2                                 Liquidated Damages.  BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THEY HAVE MADE A REASONABLE ENDEAVOR TO ESTIMATE THE ACTUAL DAMAGES SELLER WOULD SUSTAIN AS A RESULT OF THE BUYER’S DEFAULT.  HOWEVER, THE PROSPECTIVE IMPRACTICABILITY AND EXTREME DIFFICULTY OF FIXING ACTUAL DAMAGES HAS REQUIRED THE PARTIES TO ATTEMPT TO LIQUIDATE SELLER’S DAMAGES IN THE EVENT OF BUYER’S DEFAULT, SINCE SELLER’S DAMAGES WILL RESULT FROM, AMONG OTHER THINGS, MARKET FLUCTUATION, THE COSTS AND EXPENSES OF THIS TRANSACTION (INCLUDING, WITHOUT LIMITATION, LEGAL AND OTHER EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT AND PREPARING FOR THE CLOSING), AND LOSSES WHICH WOULD RESULT FROM SELLER HAVING REMOVED THE PROPERTY FROM THE MARKET FOR ANY LENGTH OF TIME.  THUS, BECAUSE IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, AND TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE

OF THIS AGREEMENT, SELLER AND BUYER HAVE DETERMINED THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT.  CONSEQUENTLY, IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, AS PROVIDED IN SECTION 8.1, SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND TO RETAIN THE DEPOSIT, PLUS ALL ACCRUED INTEREST THEREON.  UPON PAYMENT OF SAID SUMS BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY UNDER THIS AGREEMENT, EXCEPT FOR OBLIGATIONS THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT AND EXCEPT THAT THE FOREGOING SHALL NOT LIMIT (A) THE OBLIGATIONS TO PAY TO THE OTHER ALL ATTORNEYS’ FEES AND COSTS INCURRED TO ENFORCE THE PROVISIONS OF THIS SECTION 8.2 AND/OR INDEMNITY OBLIGATIONS UNDER SECTION 3.2 OR SECTION 10.1 OR ELSEWHERE IN THIS AGREEMENT, OR (B) THE ABILITY AND RIGHT OF A PARTY TO ENFORCE SUCH INDEMNITIES.  THE PAYMENT OF THE DEPOSIT (INCLUDING ALL INTEREST EARNED THEREON) TO SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

8.3                                 No Personal Liability; Several Liability.  Each Seller shall be severally liable (as opposed to jointly and severally liable) for the obligations under or arising out of this Agreement and each Seller’s liability shall be limited to matters related to the Property being transferred by such Seller.  In no event shall any member, officer, director, employee, agent or attorney of Seller or Buyer be personally liable for any obligations of Seller or Buyer under this Agreement.

8.4                                 Release.  Effective as of the Closing Date, and except as to Seller’s obligations, representations, warranties and covenants under this Agreement and the closing documents delivered by Seller to Buyer pursuant to the terms and conditions of this Agreement, Buyer, on its own behalf and on behalf of its trustees, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively, “Releasing Parties”) hereby agrees that each of Tenet Healthcare Corporation, each Seller and each Seller’s directors, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively, “Released Parties”) shall be fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages of any nature whatsoever, causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, “Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared or appears) relating to or arising from: (a) the status of title to the leasehold estate in the Real Property or Seller’s ownership of the Real Property including all matters shown on the Title Report, the Survey and all matters which would have been shown on an ALTA/ACSM survey of the Real Property; (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, migration or transportation of Hazardous Substances on, in, under, about or to or from the Property regardless of when such Hazardous Substances were first introduced on, in, under, about, or transported to or from, the Property; (c) any patent or latent defects or deficiencies with respect to the Property; (d) the presence of any mold or microbial agents in the Property; (e) any and all matters related to the physical condition of the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof and specifically including all matters, conditions, and deficiencies reflected in the Diligence Material; (f) any defect, default or unenforceability of any Lease, Contract or Permit; (g) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the withdrawal of water therefrom, and faulting; (h) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (i) drainage and soil conditions of the Property; (j) the existence of or availability of any development rights; (k) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (l) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (m) usages of any adjoining property; (n) access to the Property or any portion thereof; (o) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer’s purposes, or the quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities, or fitness for any use or purpose whatsoever; (p) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (q) enforceability of any Lease or Contract; (r) whether Seller will continue to own or operate any hospital adjacent to or in proximity to the Property, (s) the square footage or leaseable area of the Improvements and/or the real Property, or (t) the credit-worthiness of any tenant under any of the tenant Leases.  Buyer hereby waives the right to pursue and hereby covenants and agrees not to commence any action, legal proceeding, cause of action or suit in law or equity, of whatever kind or nature, including, but not limited to, under any Environmental Law, against the Released Parties or any one of them or their agents in connection with any Claim and agrees to indemnify, defend and hold the Released Parties harmless of and from any Claim.  In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization, that Buyer nevertheless hereby intends to release, discharge and acquit Released Parties from any such unknown Claims, and that this release is a material factor in Seller’s negotiation of the Purchase Price and represents a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.  Without limiting the foregoing and notwithstanding anything to the contrary contained herein, if Buyer has actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in this Agreement and/or (iii) any failure of condition to Buyer’s obligation or close the transaction contemplated by this Agreement and Buyer nonetheless elects to proceed with the Closing, then, upon the consummation of the

Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and or failure of condition and shall have no Claim against Seller or hereunder with respect thereto.

8.5                                 Maximum Aggregate Liability of Seller Post Closing.  Buyer hereby waives and relinquishes any claims for damages against Seller except as set forth in this Section 8.5.  Unless Buyer shall give Seller written notice of any alleged breach of any representation or warranty within ninety (90) days after the earlier of (i) the discovery of the breach by Buyer (or, if Buyer’s damages on account of such breach do not exceed the Aggregate Minimum Claim Amount (as defined below), the first date on which Buyer’s damages from such breach and any other discovered breaches exceeds the Aggregate Minimum Claim Amount) or (ii) the end of the Survival Period, no alleged breach of any such representation or warranty may form the basis of an action by Buyer against Seller for breach of any such representation or warranty.  Any such action must be brought within ninety (90) days after the end of the Survival Period.  No action may be brought for the alleged breach of any representation or warranty actually known by Buyer prior to Closing to be false.  No claim for a breach of one or more Seller’s representations and warranties shall be actionable unless the valid claims for all such breaches with respect to the Property as a whole, aggregate at least $100,000.00 (the “Aggregate Minimum Claim Amount”).  Seller’s maximum aggregate liability for claims based on breaches of representations and warranties by Seller under this Agreement shall, under no circumstances, exceed an amount equal to $4,000,000.00; provided however with respect to claims made with respect to any one Project in no event shall the aggregate liability of Seller exceed the Purchase Price allocated to such Project.  This Section shall survive the Closing for the Survival Period set forth above.

Buyer’s Initials	Seller’s Initials

8.6                                 Material Consideration.  Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of Section 8.4 and Section 8.5 and Seller’s acceptance of a sales price in the amount of the Purchase Price reflects the provisions of Section 8.4 and Section 8.5 so given to Seller by Buyer.  Seller and Buyer each have initialed  Section 8.4 and Section 8.5 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of Section 8.4 and Section 8.5 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

8.7                                 Jury Trial Waiver.  TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.  EACH OF THE PARTIES HERETO FURTHER

WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NONE OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE ACCEPTANCE OF THIS AGREEMENT BY THE OTHER PARTIES HERETO.

ARTICLE 9

CONFIDENTIALITY

9.1                                 Confidentiality.  The parties recognize and agree that all information, instruments, documents and details concerning this transaction and the businesses of Seller and Buyer are strictly confidential, and Seller and Buyer each expressly covenants and agrees that it will use its best efforts not to, and will use its best efforts not to allow any of its officers, trustees, directors, employees, agents or representatives (including consultants and professional advisors) to, reproduce, distribute or disclose any matters relating to this Agreement, including its existence, negotiation, terms, provisions or conditions, or relating to the business of the other (collectively “Confidential Information”) except for disclosure to consultants and professional advisors which is reasonably necessary to effectuate the transactions contemplated hereby and made in a manner consistent with the provisions of this Agreement, provided such consultants and professional advisors agree not to reproduce, distribute or disclose the same.  Without limiting the generality of the foregoing, except as specifically permitted by this Section 9.1, neither party shall make nor allow any of its officers, trustees, directors, employees, agents or representatives (including consultants and professional advisors) to make, any press release or public announcement of the proposed purchase or sale of the Property or of this Agreement or its contents without the prior written consent of other party and such other party’s prior approval of the form and content of the same.  Notwithstanding the foregoing, each party’s obligations under this Section 9.1 shall not apply to any information or document which is or becomes available to the public other than as a result of a disclosure by the other party in violation of this Agreement, or becomes available to the party on a non-confidential basis from a source other than the other party or its officers, directors, employees or agents.  Additionally, notwithstanding the foregoing, either party may disclose the other party’s Confidential Information to the extent, but only to the extent, that the disclosing party deems necessary, after the receipt of written advice of outside counsel, to comply with applicable law or the valid order of a court of competent jurisdiction, provided that the disclosing party has, to the extent practicable, (a) promptly informed the other party of the obligation to disclose, and (b) cooperated with the other party so that the non-disclosing party may seek a protective order or other appropriate remedy to minimize the scope of the obligatory disclosure.  The parties’ obligations under this Section 9.1 shall survive the termination of this Agreement or the Closing.

ARTICLE 10

MISCELLANEOUS

10.1                           Sales Commissions and Finder’s Fees.  Seller shall pay a brokerage fee to Jones Lang LaSalle (“Broker”) pursuant to a separate agreement between Broker and Seller if, as, and when the Closing actually takes place and such fees shall not be due, earned, or payable unless and until the sale of the Property is actually consummated and the proceeds of the sale due to Seller have actually been disbursed. Seller hereby agrees to indemnify and defend Buyer against and to hold Buyer harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for a brokerage fee, commission, finder’s fee or other compensation against Buyer by virtue of the transaction contemplated by this Agreement by any broker or agent claiming by, through or under Seller. Buyer hereby agrees to indemnify and defend Seller against and to hold Seller harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for a brokerage fee, commission, finder’s fee or other compensation against Seller by virtue of the transaction contemplated by this Agreement by any broker or agent claiming by, through or under Buyer.  The provisions of this Section 10.1 shall survive Closing.

10.2                           Amendment and Waiver.  The parties hereto may by mutual agreement in writing signed by each party amend this Agreement in any respect.  In addition, any party hereto may in writing: (a) extend the time for the performance of any of the acts or obligations of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by the other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty.  A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later date.

10.3                           Assignment. Buyer may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Seller, except that Buyer shall have the right to assign its rights under this Agreement to an Affiliate or to nominate one or more Affiliates to take title to the Property upon Closing without Seller’s prior written consent; provided, however, that Buyer shall give Seller written notice of such assignment or nomination and Buyer shall not be released from any obligations under this Agreement by virtue of such assignment. With respect to (i) the Fee Project, and (ii) Project related to the leasehold at the St. Mary’s Professional Building, located in West Palm Beach, Florida, Seller agrees to convey both of such Projects to an Affiliate of Buyer under closing documents separately from the other Projects provided that (x) Buyer request the same in writing from Seller at least five (5) business days prior to the Closing, and (y) Buyer and Seller have reached a mutual agreement concerning the allocation of the Purchase Price to both of such Projects.

10.4                           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns, subject to the limitations on Buyer’s assignment of this Agreement set forth in Section 10.3.

10.5                           Notices.  All written notices required to be given pursuant to the terms hereof shall be either (i) personally delivered, (ii) deposited in the United States express mail or first class mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by overnight courier service, or (iv) delivered by facsimile or e-mail transmission, provided that the original of such notice is sent by certified U.S. mail, postage prepaid, no later than one day following such facsimile or e-mail transmission.  All such notices shall be deemed delivered upon actual receipt (or upon the first attempt at delivery pursuant to the methods specified in clauses (i), (ii) or (iii) above if the intended recipient refuses to accept delivery).  All such notices shall be delivered to the following addresses, or to such other address as the receiving party may from time to time specify by written notice to the other party:

To Buyer:

Applefield Waxman Capital, Inc.
2801 PGA Boulevard, Suite 220
Palm Beach Gardens, FL 33410
Attn: Brian K. Waxman
Telephone No.: 561-687-5800
Fax No.: 561- 689-1255
E-mail: brian@applefieldwaxman.com

With a copy to:

Scott L. McMullen, Esq.
Jones, Foster, Johnston & Stubbs, P.A.
801 Maplewood Drive, Suite 22-A
Jupiter, FL 33458
Telephone No.: 561-659-3000
Fax No.: 561-746-6933
E-mail: smcmullen@jones-foster.com

To Seller:

c/o Tenet Healthcare Corporation
Headquarters Office
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
Attn: Nicholas Bonrepos
Telephone No.: (469) 893-2210
Fax No.: (469) 893-3210
E-mail: nicholas.bonrepos@tenethealth.com

With a copy to:

Tenet Healthcare Corporation
Headquarters Office
1445 Ross Avenue, Suite 1400
Dallas, Texas 75202
Attn: Timothy D. Blakeley, Senior Counsel
Telephone No.: (469) 893-2709
Fax No.: (469) 893-3709
E-mail: tim.blakeley@tenethealth.com

10.6                           Time.  Time is of the essence of every provision contained in this Agreement.

10.7                           Possession.  With the exception of the rights of tenants under the Leases, possession of the Property shall be delivered to Buyer on the Closing Date, free of the possessory or other leasehold interest of any third party.

10.8                           Incorporation by Reference.  All of the recitals contained herein, and all of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, are by this reference incorporated in and made a part of this Agreement as though set forth fully herein.

10.9                           Attorneys’ Fees.  In the event any dispute between the parties hereto should result in arbitration or litigation, or if any action at law or in equity is taken to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall (in addition to any other relief to which that party may be entitled) be reimbursed for all reasonable costs and expenses incurred in connection with mediation or litigation, including, without limitation, reasonable attorneys’ fees, accountants’ fees and experts’ fees incurred at trial and all appellate levels.

10.10                     Construction.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.  If any provision of this Agreement is held to be invalid by any court having jurisdiction thereof, the invalidity of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

10.11                     Governing Law.  This Agreement, and all claims of causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of Florida, except to the extent that the law of a particular state must govern a particular issue because a Project is located in such state.  In addition, the conveyance and transfer documents related to a particular Project shall be governed by and construed in accordance with the laws of the state where the Project is located.

10.12                     Consent to Jurisdiction and Service of Process.  All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in Palm Beach County, State of Florida, and by execution and delivery of this Agreement each party accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

10.13                     Termination Without Breach.  In the event either party desires to exercise any right expressly provided in this Agreement to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party.  Thereafter, except in the event of a termination based upon a default by either party in the performance of its obligations under this Agreement, and effective as of the effective date of such notice, each party shall be released from its obligations hereunder and all monies and documents deposited into escrow shall be returned to the party which deposited them, and all documents delivered by Seller to Buyer relating to the Property shall be returned; provided, however, that nothing herein shall limit Buyer’s indemnity set forth in Sections 3.2, 8.4 and 10.1 and Seller’s indemnity set forth in Section 10.1.

10.14                     Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  In addition, this Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the parties to any one of such counterpart signature pages; all of such counterpart signature pages shall read as though one and they shall have the same force and effect as though all of the signers had signed a single signature page.

10.15                     Entire Agreement.  This Agreement and the attached exhibits and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

10.16                     Relationship of Parties.  Nothing contained in this Agreement or in the relationship between the parties shall be deemed to constitute a partnership, joint venture or any other relationship between them except that of buyer and seller.

10.17                     Recordation.  Neither this Agreement nor any memorandum or other evidence of this Agreement shall be filed of record

10.18                     Radon Gas.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the applicable county public health unit.

10.19                     Escrow Holder.  Any funds delivered to the Escrow Holder pursuant to this Agreement shall be held by said Escrow Holder in trust. The execution of this Agreement by the Escrow Holder is solely for purposes of evidencing the acknowledgment by said Escrow Holder of the receipt by it of the portion of the Deposit as specified in this Agreement, and if the Deposit (or any other funds delivered to Escrow Holder hereunder) is received in the form of a check, it is subject to collection. In the event of any dispute regarding any action taken, or proposed to be taken, by the Escrow Holder with respect to the Deposit or any other documents and/or property held by the Escrow Holder pursuant to this Agreement, the Escrow Holder, in its sole discretion, may cause the Deposit and/or such other property to be placed into the registry of a court of competent jurisdiction pursuant to an action of interpleader commenced by the Escrow Holder, and the Seller and Buyer, jointly and severally, agree to pay directly, or reimburse the Escrow Holder for, any and all expenses so incurred by the Escrow Holder, including, but not limited to, any attorneys’ fees and costs incurred by the Escrow Holder in any such action. If for any reason the Closing does not occur and either party makes a written or oral demand upon Escrow Holder for payment of the Deposit, Escrow Holder shall give written notice to the other party of such demand. If Escrow Holder does not receive a written objection from the non demanding party to the proposed payment within seven (7) calendar days after the giving of such notice, Escrow Holder is authorized, instructed and directed to make such payment. If Escrow Holder does receive such written objection within such seven (7) calendar day period, Escrow Holder shall continue to hold such amount until otherwise directed by written instructions from the Seller and Buyer or a final judgment of a court. Seller and Buyer recognize that the Escrow Holder’s duties hereunder are only as specifically provided herein and are purely ministerial in nature, and Seller and Buyer therefore agree that the Escrow Holder shall, so long as it acts in good faith, have no liability to either party except for its willful misconduct or gross negligence.  Seller and Buyer do hereby indemnify the Escrow Holder against, and agree to hold, save, and defend the Escrow Holder harmless from, any costs, liabilities, and expenses incurred by the Escrow Holder in discharging its duties hereunder, except to the extent caused by Escrow Holder’s willful misconduct or gross negligence.

10.20                     Exclusivity of Agreement.  The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement, and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement.  Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations, and all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction.  The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies may be further limited or excluded pursuant to the express terms of this Agreement), and the parties hereto hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement). The provisions of this Section 10.20 shall survive Closing.

10.21                     No Third Party Liability.  This Agreement may only be enforced against the named parties hereto.  All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, and no officer, director, shareholder, employee or affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement). The provisions of this Section 10.21 shall survive Closing.

10.22                     Electronic Records.  Buyer acknowledges that Seller has an electronic records policy and that Seller may not retain hard copies of this Agreement or any of the documents or instruments executed pursuant hereto, and that Seller shall only retain electronic copies.  Buyer acknowledges and agrees that an electronic copy of this Agreement or any other instruments stored in accordance with Seller’s policies shall be deemed an original copy of this Agreement or such other documents.  The provisions of this Section 10.22 shall survive the Closing or termination of this Agreement.

10.23                     Trustee.  The parties acknowledge and agree that (i) this Agreement is being signed by the FMC Seller in his capacity as Trustee, and not individually, and (ii) the FMC Seller shall have no personal liability as a result of his execution of this Agreement.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

(Counterpart Signature Pages Follow)

PURCHASE AND SALE AGREEMENT

AND AGREEMENT TO ENTER INTO GROUND LEASE

by and between

Richard B. Silver, as Successor Trustee pursuant to the FMC Land Trust Agreement No. 1001,

Tenet Hialeah Healthsystem, Inc.,

Tenet Healthsystem North Shore, Inc.,

Lifemark Hospitals, Inc.,

Tenet Good Samaritan, Inc., and

Tenet St. Mary’s Inc.

as Seller,

and

APPLEFIELD WAXMAN CAPITAL, INC.,

as Buyer.

Counterpart Signature Page of Buyer

“BUYER”

APPLEFIELD WAXMAN CAPITAL, INC.,
a Florida corporation

By:	/s/ Brian K. Waxman
Name:	Brian K. Waxman
Title:	Managing Member

PURCHASE AND SALE AGREEMENT

AND AGREEMENT TO ENTER INTO GROUND LEASE

by and between

Richard B. Silver, as Successor Trustee pursuant to the FMC Land Trust Agreement No. 1001,

Tenet Hialeah Healthsystem, Inc.,

Tenet Healthsystem North Shore, Inc.,

Lifemark Hospitals, Inc.,

Tenet Good Samaritan, Inc., and

Tenet St. Mary’s Inc.

as Seller,

and

APPLEFIELD WAXMAN CAPITAL, INC.,

as Buyer.

Counterpart Signature Page of Seller

“SELLER”

RICHARD B. SILVER, AS SUCCESSOR TRUSTEE PURSUANT TO THE FMC LAND TRUST AGREEMENT NO. 1001

TENET HIALEAH HEALTHSYSTEM, INC., a Florida corporation

By:
Name:
Title:

TENET HEALTHSYSTEM NORTH SHORE, INC., a Florida corporation

By:
Name:
Title:

PURCHASE AND SALE AGREEMENT

AND AGREEMENT TO ENTER INTO GROUND LEASE

by and between

Richard B. Silver, as Successor Trustee pursuant to the FMC Land Trust Agreement No. 1001,

Tenet Hialeah HealthSystem, Inc.,

Tenet Healthsystem North Shore, Inc.,

Lifemark Hospitals, Inc.;

Tenet Good Samaritan, Inc., and

Tenet St. Mary’s Inc.

as Seller,

and

APPLEFIELD WAXMAN CAPITAL, INC.,

as Buyer.

Counterpart Signature Page of Seller (continued)

LIFEMARK HOSPITALS, INC., a Delaware corporation

By:
Name:
Title:

TENET GOOD SAMARITAN, INC., a Florida corporation

By:
Name:
Title:

TENET ST. MARY’S INC., a Florida corporation

By:
Name:
Title:

JOINDER BY ESCROW HOLDER

TO

PURCHASE AND SALE AGREEMENT

AND AGREEMENT TO ENTER INTO GROUND LEASE

The undersigned hereby acknowledges receipt of the Initial Deposit and agrees to hold and dispose of the Deposit, and interest thereon, in accordance with the provisions of the foregoing Agreement.

ESCROW HOLDER:

COMMONWEALTH LAND TITLE COMPANY

By:
Name:
Title:

Date: , 2010

EXHIBIT “A”

Legal Description of Real Property

Central Medical Building at Florida Medical Center

[to be inserted]

East Medical Building at Florida Medical Center

[to be inserted]

Oakland Medical Mall at Florida Medical Center

[to be inserted]

Excess Land at Florida Medical Center  (the “Fee Project”)

[to be inserted]

Hialeah Medical Office Building

[to be inserted]

Palmetto Medical Building

[to be inserted]

Medical Arts Building at North Shore Medical Center

[to be inserted]

St. Mary’s Professional Building

[to be inserted]

Farris Building at Good Samaritan Medical Center

[to be inserted]

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EXHIBIT “B”

Form of Ground Lease

[follows this page]

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EXHIBIT “C”

Form of General Assignment

Bill of Sale and Assignment and Assumption Of Obligations

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged,                                         (“Assignor”), hereby assigns, transfers and conveys to                                                                                (“Assignee”), all of Assignor’s right, title and interest in and to the Personal Property and the Intangible Property, as those terms are defined in that certain Purchase and Sale Agreement and Agreement to Enter Into Ground Lease (the “Agreement”) dated as of                                  , 2010 entered into by and between Assignor, as Seller, and Assignee, as Buyer.

Assignee is purchasing the Personal Property on an “AS IS” and in “WITH ALL FAULTS” condition as provided in the Agreement.  Assignor makes no warranty, whether express, implied or statutory, regarding the physical condition of the Personal Property or its fitness or suitability for any particular purpose nor any warranties or representations at all with respect to the Intangible Property, except as expressly provided in the Agreement.

Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor’s obligations as obligor under any contracts included in Intangible Property under the Agreement (the “Assigned Contracts”).  Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys’ fees) arising in connection with the Assigned Contracts and relating to the period after the Closing Date.

This Bill of Sale and Assignment and Assumption of Obligations is given pursuant to the Agreement and is governed by the provisions thereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Intangible Property as of                                         , 2010.

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“ASSIGNOR”		“ASSIGNEE”

	,	,
a ________________________________________		a ________________________________________

By:		By:
Name:		Name:
Title:		Title:

2

EXHIBIT “D”

Form of FIRPTA Certificate

To inform                                        (“Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, and any other applicable state or local laws or ordinances (collectively the “Codes”), will not be required upon transfer of certain real property to Transferee by                                                   , a                              (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.                                       Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Codes and the Income Tax Regulations promulgated thereunder);

2.                                       Transferor’s U.S. employer identification/social security number is:                     .

3.                                       Transferor’s office address is:                                                                         .

4.                                       Transferor is not a disregarded entity.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

TRANSFEROR:	Dated: , 2010

,
a ____________________________________________

By:
Name:
Title:

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EXHIBIT “E”

Form of Lease Assignment and Assumption

THIS LEASE ASSIGNMENT AND ASSUMPTION (“Assignment”) is made this            day of                           , 2010, by and between                                        .., a                            corporation (“Assignor”), and                                            (“Assignee”).

In connection with the conveyance by Assignor to Assignee of fee simple title to the Improvements commonly known as                                                 , and the leasing of the real property by Assignor to Assignee, Assignor has agreed, pursuant to a Purchase and Sale Agreement and Agreement to Enter Into Ground Lease dated as of                            , 2010 (“Purchase Agreement”), to assign to Assignee all of Assignor’s right, title and interest in as landlord and to the leases identified in Schedule 1 attached hereto and all rents and profits thereunder for periods following the date hereof (collectively, “Tenant Leases”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Tenant Leases and Assignee hereby accepts such assignment.

Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of any breach of the landlord’s obligations under the Tenant Leases from and after the date of this Assignment.

Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of this Assignment.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

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This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Florida.

“ASSIGNOR”		“ASSIGNEE”

	,	,
a ________________________________________		a ________________________________________

By:		By:
Name:		Name:
Title:		Title:

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EXHIBIT “F”

Form of Buyer’s Release

RELEASE

(                                                    )

THIS RELEASE (“Release”) is made as of the        day of                   , 2010 by                           (“Buyer”) for the benefit of                                         (“Seller”) and others described herein in connection with the closing of the purchase and sale transaction more fully described in that certain Purchase and Sale Agreement and Agreement to Enter Into Ground Lease effective                            , 2010 between                                      and                                  (the “Purchase and Sale Agreement”).

1.                                       Unless otherwise defined herein, capitalized terms used in this Release shall have the meaning given such terms in the Purchase and Sale Agreement.

2.                                       Effective as of the Closing Date, and except as to Seller’s obligations, representations, warranties and covenants under the Purchase and Sale Agreement (and the closing documents delivered by Seller pursuant to the terms of the Purchase and Sale Agreement), Buyer, on its own behalf and on behalf of its trustees, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively “Releasing Parties”) hereby agrees that each of Seller and Seller’s directors, officers, employees, other Affiliates, agents, attorneys, representatives, successors and assigns (collectively “Released Parties”) shall be fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages of any nature whatsoever, causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, “Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared or appears) relating to or arising from: (a) the status of title to the Real Property or Seller’s ownership of the Real Property including all matters shown on the Title Report, the Survey and all matters which would have been shown on an ALTA/ACSM survey of the Real Property; (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, migration or transportation of Hazardous Substances on, in, under, about or to or from the Property regardless of when such Hazardous Substances were first introduced on, in, under, about, or transported to or from, the Property; (c) any patent or latent defects or deficiencies with respect to the Property; (d) the presence of any mold or microbial agents in the Property; (e) any and all matters related to the physical condition of the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof and specifically including all matters, conditions, and deficiencies reflected in the Diligence Material; (f) any defect, default or unenforceability of any Lease, Contract or Permit; (g) geological or seismic conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, and limitations regarding the

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withdrawal of water there from, and faulting; (h) whether or not and the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway, or special flood hazard; (i) drainage and soil conditions of the Property; (j) the existence of or availability of any development rights; (k) zoning requirements (including any special use permits) to which the Property or any portion thereof may be subject or the status of compliance with such requirements; (l) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electricity; (m) usages of any adjoining property; (n) access to the Property or any portion thereof; (o) the value, compliance with specifications, size, location, age, use, merchantability, quality, description, or condition of the Property or any portion thereof, or suitability of the Property or any portion thereof for Buyer’s purposes, or fitness for any use or purpose whatsoever, or the quality, nature and adequacy of the physical condition of the Property, including, without limitation, the quality of the design, labor and materials used to construct the improvements included in the Property; the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems; the capacity or availability of sewer, water, or other utilities; (p) the compliance of the Property with applicable building codes, fire codes, land use or access laws or ordinances including, without limitation, the Americans with Disabilities Act (and the local equivalent thereof) or any similar Laws, including Environmental Laws; (q) enforceability of any Lease or Contract; (r) whether Seller will continue to own or operate any hospital adjacent to or in proximity to the Property, (s) the square footage or leaseable area of the Improvements and/or the real Property, or (t) the credit-worthiness of any tenant under any of the tenant Leases.  Buyer hereby waives the right to pursue and hereby covenants and agrees not to commence any action, legal proceeding, cause of action or suit in law or equity, of whatever kind or nature, including, but not limited to, under any Environmental Law, against the Released Parties or any one of them or their agents in connection with any Claim and agrees to indemnify, defend and hold the Released Parties harmless of and from any Claim.  In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization, that Buyer nevertheless hereby intends to release, discharge and acquit Released Parties from any such unknown Claims, and that this release is a material factor in Seller’s negotiation of the Purchase Price and represents a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder.  Without limiting the foregoing and notwithstanding anything to the contrary contained herein, if Buyer has actual knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under the Purchase and Sale Agreement and/or (ii) any breach or inaccuracy in any representation of Seller made in the Purchase and Sale Agreement and/or (iii) any failure of condition to Buyer’s obligation or close the transaction contemplated by the Purchase and Sale Agreement and Buyer nonetheless elects to proceed with the Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and or failure of condition and shall have no Claim against Seller or hereunder with respect thereto.

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DATED as of the day and year first written above.

,
a ________________________________________

By:
Name:
Title:

STATE OF	§
§ :ss:
COUNTY OF	§

The foregoing instrument was acknowledged before me on                   , 2010, by                                                                 , as a/the                                                                      of                             , on behalf of such entity. He/she is personally known to me or produced                                                                as identification.

Print Name:
Notary Public State of
My commission expires:

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EXHIBIT “G”

Form of Seller’s Title Affidavit

SELLER’S TITLE AFFIDAVIT

STATE OF FLORIDA	§
§ :ss:
COUNTY OF	§

BEFORE ME, the undersigned authority, personally appeared                                       , as a/the                                                        of                                           , a                                          (hereinafter referred to as the “Seller”), who, being first duly sworn, on oath, says:

1.                                       Seller is the owner of the real property located in                    County, Florida (the “Property”), the legal description of which is set forth on Exhibit A attached hereto and made a part hereof.

2.                                       There are no parties other than Seller in possession of, or claiming possession to, the Property other than tenants under existing unrecorded leases as set forth on that certain assignment of lease executed by Seller of even date hereof in favor of Buyer (as defined below).

3.                                       To my current actual knowledge, there are no liens of any kind against the Property incurred by Seller or as a result of Seller’s actions or inactions except for ad valorem taxes to be paid at Closing and those liens described in the Commitment for Title Insurance dated                                         , 2010 issued by Commonwealth Land Title Company, as agent Lawyers Title Insurance Corporation (the “Title Company”).

4.                                       There have been no improvements, repairs, additions or alterations performed upon or to the Property by Seller within the past ninety (90) days for which payment has not been made or will not be made in the ordinary course of business; Seller has not entered into any agreement or contract with any party for the furnishing of any labor, services or materials in connection with any improvements, repairs, or additions for which payment has not been made or will not be made in the ordinary course of business; and to the knowledge of Seller, there are no parties who have any claim or right to a lien for services, labor or material in connection with any improvements, repairs, additions or alterations on the Property.

5.                                       There are no matters pending against Seller that could give rise to a lien that would attach to the Property between the date hereof and the recording of the [Special Warranty Bill of Sale][Special Warranty Deed] from Seller to                                         , a                            (“Buyer”), and Seller has not and will not execute any instrument that would adversely affect title to the Property.  In the event that Seller causes such an instrument to be executed or recorded, Seller agrees to indemnify and hold the Title Company harmless from any loss or damage occasioned by the execution of recording of such instruments, including court costs and reasonable attorneys’ fees.

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6.                                       This Affidavit is made for the purpose of inducing the Title Company to insure title to the Property in Buyer.

By:
Name:
Title:

The foregoing instrument was acknowledged before me on                       , 2010, by                                                                 , as a/the                                                                      of                                                       , on behalf of such entity. He/she is personally known to me or produced                                                                as identification.

Print Name:
Notary Public
State of
County of
My commission expires:

{Notary’s Seal}

2

EXHIBIT A

LEGAL DESCRIPTION

[TO BE ATTACHED]

3

EXHIBIT “H”

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

and

Re:                               Lease attached hereto as Exhibit A (the “Lease”), the tenant or Tenant thereunder (the “Tenant”), the Landlord or landlord thereunder, whether named therein or as successor (the “Landlord”), and the premises leased pursuant to the Lease (the “Premises”)

Gentlemen:

Tenant understands that Landlord intends to sell the property which is the subject of the Lease (the “Property”) to                                      , its successors and assigns (collectively, the “Buyer”), and in connection with such sale Tenant hereby certifies to the Landlord, the Buyer, and, if applicable,  the Buyer’s lender, and its successor’s and/or assigns (collectively, the “Lender”), as follows:

(i)                                     The Tenant accepted occupancy of the Premises on                                     .

(ii)                                  The term of the Lease commenced on                                            and expires on                                 , unless earlier terminated or extended as provided in the Lease.

(iii)                               The Tenant commenced rent payments under the Lease on                                     .

(iv)                              The current monthly base rental under the Lease is                                  per month and the current monthly additional rent paid by the Tenant is                                 .

(v)                                 Monthly base rent and additional rent has been paid through                                 .

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(vi)                              The Landlord is not in default under the Lease.

(vii)                           The amount of the security deposit paid by the Tenant under the Lease is             .

(viii)                        Tenant does not have any option or renewal rights with respect to the Premises except as may be set forth in the Lease.

(ix)                                Any build-out or improvements to the Premises required to be made by the Landlord under the Lease have been completed.

Tenant acknowledges that the Landlord, the Buyer, and if applicable, the Lender, will rely on the statements and agreements contained herein. The statements and agreements by Tenant contained in this Tenant Estoppel Certificate shall inure to the benefit of the Landlord, the Buyer, and, if applicable, the Lender, and their respective successors and assigns.

Very truly yours,

TENANT:

[INSERT NAME OF TENANT]

By:
Print Name:
Title:

Date: , 2010

2

EXHIBIT “I”

Form of Bill of Sale

THIS INSTRUMENT WAS PREPARED BY
AND AFTER RECORDING RETURN TO:

SPECIAL
WARRANTY
BILL OF SALE
(“Improvements Only”)

THIS SPECIAL WARRANTY BILL OF SALE is made as of the        day of                           , 2010, by                                                                                      (the “Seller”), having an address of                                                                       , to                                         , a                                                                    (the “Buyer”), having an address of                                                                                                           .

Seller, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, and pursuant to proper authority, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Buyer and its successors, heirs and assigns, all right, title and interest of Seller in all buildings, fixtures, structures, and other improvements (collectively the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof (the “Land”).

Seller represents and warrants to Buyer that it is the owner of the Improvements, that such Improvements are free and clear of all liens, charges and encumbrances other than the exceptions listed on Exhibit B attached hereto (the “Permitted Exceptions”), and Seller warrants and defends title to the Improvements unto Buyer, its successors, heirs and assigns, against the claims of all persons claiming by, through or under Seller, but not otherwise, subject only to the Permitted Exceptions.

The real property described on Exhibit A has been leased by Seller to Buyer pursuant to that certain Ground Lease of even date herewith (as the same may be amended or restated from time to time, the “Ground Lease”), a Memorandum of Lease with respect to which is of record in the Office of the                          for                  County, Florida, filed as Instrument Number                                          [or] Official Records Book             , Page             .  Upon the termination of the Ground Lease, by lapse of time or otherwise, all of the Improvements shall, subject to the terms of the Ground Lease (including without limitation Section 10 thereof), revert to and become the property of Seller and shall remain upon the property described on Exhibit A, without compensation, allowance or credit to Buyer or its successors.

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TO HAVE AND TO HOLD the Improvements in fee simple unto Buyer and its successors, heirs and assigns, forever.

This Special Warranty Bill of Sale does not convey any right, title, or interest of the Seller in and to the Land to the Buyer.

2

IN WITNESS WHEREOF, said Seller has caused this instrument to be duly executed and delivered by its duly authorized officer, as of the day and year first above written.

SELLER:
WITNESSES:

Print Name:	By:
Name:
Title:

Print Name:

[ACKNOWLEDGEMENT APPEARS ON NEXT PAGE]

3

STATE OF	§
§ SS.
COUNTY OF	§

The foregoing instrument was acknowledged before me on                       , 2010, by                                                                 , as a/the                                                                      of                                                       , on behalf of such entity. He/she is personally known to me or produced                                                                as identification.

Print Name:
Notary Public
State of
County of
My commission expires:

{Notary’s Seal}

4

EXHIBIT “J”

Form of REA

[follows this page]

1

EXHIBIT “K”

Form of Deed

Property Appraiser’s

Parcel ID No(s):

Grantee’s Federal

Taxpayer Identification No.:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made on                               , 2010, by                                                   , a                                                 , whose post office address is                                                                (the “Grantor”), to                                                       , a                                         , whose post office address is                                              (the “Grantee”).

WITNESSETH: that the Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations to the Grantor in hand paid by the Grantee, the receipt and sufficiency whereof is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed and confirmed unto the Grantee, and the Grantee’s heirs, successors and assigns forever, the following described land, situate, lying and being in Broward County, Florida:

See Exhibit A attached hereto and made a part hereof.

SUBJECT TO:

1.     Taxes and assessments for the year 2010 and subsequent years, which are not yet due and payable; and

2.     Zoning, conditions, restrictions, easements and limitations of record (but this shall not serve to reimpose same); and

3.     The matters set forth on Exhibit B attached hereto and made a part hereof.

TOGETHER, with all the improvements situate thereon and all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD, the same in fee simple forever, SUBJECT, however, to the restrictions set forth in Exhibit C attached hereto and made a part hereof and hereby imposed by this Deed.

1

AND the Grantor hereby covenants with the Grantee that the Grantor is lawfully seized of said land in fee simple; that the Grantor has good right and lawful authority to sell and convey said land; and that the Grantor does hereby warrant the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Grantor has hereunto set their respective hands and seals the day and year first above written.

Witnesses:	GRANTOR:

Witness signature	By:
Print name:	Name:
Title:

Witness signature
Print name:

ACKNOWLEDGMENT

STATE OF	§
§:ss:
COUNTY OF	§

The foregoing instrument was acknowledged before me on                   , 2010, by                                                                 , as a/the                                                                      of                                                                                   , on behalf of such entity. He/she is personally known to me or produced                                                                as identification.

Notary’s signature
Print name here:
Notary Public
State of
County of
My commission expires:
{Notary’s Seal}

THIS INSTRUMENT WAS PREPARED BY

AND AFTER RECORDING RETURN TO:

3

EXHIBIT A

Legal Description of the Land

[to be attached]

4

EXHIBIT B

Permitted Exceptions

[to be attached]

5

EXHIBIT C

Restrictive Covenants and Conditions

In consideration of the conveyance in the deed (the “Deed”) to which these restrictive covenants and conditions (these “Restrictions”) are attached, Grantor (as defined in the Deed) hereby establishes, declares and prescribes that the land conveyed to Grantee (as defined in the Deed) pursuant to the Deed (the “Land”) shall be owned, held, transferred and conveyed subject to the restrictive covenants and conditions hereinafter set forth, which shall apply to and be covenants running with the Land for the benefit the Hospital Owner (as defined below), its successors and/or assigns, as the owner of the Hospital (as defined below); and Grantee, its successors and assigns, and every owner, present, past or future, of the Land or any part thereof, including any purchaser at a judicial sale (by acceptance of a deed therefor, whether or not it shall be so expressed in such deed of conveyance) hereby covenants and agrees to comply with, abide and be bound by these Restrictions.  Grantee acknowledges and agrees that these Restrictions are a material part of the consideration to Grantor for the sale of the Land and the cash portion of the purchase price for the Land reflects the impact of these Restrictions.  As used herein, the term “Hospital” means the acute care hospital facility adjoining or in the immediate vicinity of the Land, commonly known (at the time of execution of the Deed) as “Florida Medical Center”.

1.             No portion of the Land shall be used for the operation of an acute care general hospital, an acute care specialty hospital, an ambulatory surgical center, an emergency center, an ambulance service, or any other facility that offers services generally provided by a licensed acute care hospital. The Land shall be used only for the ownership and operation of medical and professional offices and associated support services.  Such medical and professional offices shall be exclusively used and occupied by physicians and professional practitioners and their staff as is necessary to support such physicians and professionals in the practice of medicine or the rendition of professional services.

2.             (a)           No portion of the Land shall be used for any of the following activities without the express prior written consent of then current owner(s) of fee simple title or, if the operator of the hospital is different, the operator of the Hospital (collectively, the “Hospital Owner”), which consent may be granted or denied in the Hospital Owner’s sole and absolute discretion (the “Prohibited Services”):

(i)            pharmacy;

(ii)           acute care general hospital;

(iii)          ambulatory surgery (for any procedure which either (x) under Florida law, requires the procedure to be performed in a licensed ambulatory surgery center, or (y) is performed while the patient is under any form of sedation);

(iv)          physical therapy;

6

(v)           reference diagnostic radiology;

(vi)          reference diagnostic imaging such as ultrasound, computer assisted tomography scans, and magnetic resonance imaging;

(vii)         nuclear medicine testing;

(viii)        radiation oncology;

(ix)           GI/endoscopy center;

(x)            wound care clinic;

(xi)           hyperbaric clinic;

(xii)          cardiac or other vascular catheterization;

(xiii)         outpatient surgery centers;

(xiv)        any procedure requiring anesthesia which must be administered by an anesthesiologist or certified registered nurse or other trained anesthetist (excluding procedures performed by dentists, oral surgeons, opthamologists, or dermatologists);

(xv)         emergency center;

(xvi)        laboratory services;

(xvii)       “urgent care” (which is defined for purposes hereof as the furnishing of medical services where (x) the provider of the services markets itself to the public as providing “urgent care,” (y) the services are provided to patients with whom the physician does not have an existing patient relationship, and (z) such services are provided to patients after the normal business hours of medical and professional offices);

(xviii)      ambulance service or any other facility that offers services generally provided by a licensed acute care hospital;

(xix)         computerized topographic scanner;

(xx)          radiation therapy;

(xxi)         mammography and breast diagnostics;

(xxii)        short-stay surgery;

(xxiii)       birthing center;

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(xxiv)       intravenous sedated outpatient procedures;

(xxv)        LETZ procedures;

(xxvi)       cervical biopsies; or

(xxvii)      other services which duplicate on a commercial basis the services offered by or made available by the Hospital Owner.

No portion of the Land shall be used for the operation of a hospital.  All ground leases, space leases, and subleases for all or any part of the Land or for any space within any improvements on the land shall contain the foregoing use restrictions, and the Grantee shall enforce such restrictions at its sole cost and expense (without limiting the right of Hospital Owner to enforce such restrictions).

(b)           In no event shall the Land be transferred, sold, leased, or otherwise conveyed to or operated by any Competing Facility, whether pursuant to deed, lease, sublease, license or otherwise, unless approved in advance in writing by Hospital Owner, which approval may be granted or withheld in Hospital Owner’s sole discretion.  “Competing Facility” means, without limitation, any person or entity, or any affiliate of such person or entity, which: (i) directly or indirectly, owns, operates, controls, manages, and/or provides consulting services to any of the following: (A) hospital; (B) ambulatory surgical center; (C) diagnostic center; (D) medical center clinic; or (E) facility which provides inpatient, outpatient, or emergency healthcare services or any of the Prohibited Services, and/or (ii) owns, controls or is a material investor in one or more of the foregoing facilities, whether as an equity holder, lender, or otherwise (other than a bank or institutional lender that acquires a Competing Facility or an interest therein by foreclosure or deed or assignment in lieu of foreclosure and such bank or institutional lender is actively marketing such facility for sale), and/or (iii) is an affiliate of a person or entity described in subparagraphs (i) or (ii), above.  In addition, a Competing Facility shall include any facility which is any of the types of hospitals, facilities or centers described in clauses (A) through (E) above.

(c)           Consent hereunder shall be granted on the basis of the person or entity engaging in such activity (a “Provider”) and not on the basis of a particular activity, and, accordingly, a change in the Provider engaging in an activity for which consent was granted shall require the new consent of the Hospital Owner, or its successors or assigns.

(d)           Requests for the Hospital Owner’s consent shall be delivered to the Hospital Owner at the address set forth below via first class mail, postage prepaid, return receipt requested, via guaranteed overnight courier, or via facsimile.  The Hospital Owner’s address for such requests is as follows:

8

Tenet HealthSystems

Att:

Tel

Fax

with copy to:

Tenet HealthSystems

1445 Ross Avenue

Suite 1400

Dallas, Texas 75202

Att: V.P. of Real Estate Development

Tel 469-893-2210

Fax 469-893-3210

The Hospital Owner and its successors and assigns shall have the right to amend this Paragraph 2(d) of record unilaterally, at their sole cost and expense, in order to change the address to which requests for consent must be delivered.  Such amendments shall be of no force or effect, however, until recorded in the Public Records of Broward County, Florida.

3.             The restrictive covenants and conditions shall be effective upon the date of the Deed, shall run with the Land, and shall inure to the benefit of the Hospital Owner, its successors and/or assigns, as the owner of the Hospital, and be binding upon the Grantor, the Grantee, and the respective successors, successors-in-title, assigns, heirs of Grantor and Grantee, as well as their respective agents, employees, lessees and invitees.  The restrictive covenants and conditions shall remain in full force and effect and shall be unaffected by any change in ownership of all or any portion of the Land or of the Hospital, or by any change of use, demolition, reconstruction, expansion or other circumstances on the Land or the Hospital.  Irreparable harm will result to the Hospital Owner by reason of any breach of the restrictive covenants and conditions set forth herein, and, therefore, the Hospital Owner shall be entitled to relief by way of injunction or specific performance to enforce the provisions herein, as well as any other relief available at law or equity; however, the Hospital Owner shall not be entitled to sue Grantee for damages that are purely speculative in nature.  The failure of the Hospital Owner, in one or more instances, to insist upon compliance with any of the restrictive covenants and conditions, or to exercise any right or privilege conferred herein, shall not constitute or be construed to as the waiver of such or any similar restriction, right, option or privilege, but the same shall continue and remain in full force and effect as if no such forbearance had occurred.  In the event it shall become necessary for the Hospital Owner to employ an attorney to enforce the restrictive covenants and conditions or to remedy the breach of any covenant or condition, Grantee shall pay to the Hospital Owner reasonable and actual fees and costs as shall be charged by the Hospital Owner’s attorney for such services.  If the Hospital Owner and Grantee become involved in litigation to enforce their rights hereunder, the prevailing party shall be entitled to be reimbursed by the losing party for all

9

reasonable and actual costs and expenses incurred by the prevailing party including, without limitation, reasonable, actually incurred attorneys’ fees.  All individual terms and provisions hereof shall be enforced independently of the others.  If any term or provision hereof or the application thereof shall, to any extent, be held to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of these Restrictions other than that which is held invalid or unenforceable shall not be affected thereby, and each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.  Except as expressly and specifically set forth in Paragraph 2(d) to the contrary, these Restrictions may not be amended in any manner whatsoever except pursuant to a writing executed by the Hospital Owner or its successors or assigns and the then-current owner or owners of fee-simple title to all of the Land.

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SCHEDULE 1.5

Contracts, Leases and Warranties

A.    Contracts

B.             Leases

C.    Warranties

1

SCHEDULE 1.14

Description of the Improvements

Central Medical Building at Florida Medical Center

[to be inserted]

East Medical Building at Florida Medical Center

[to be inserted]

Oakland Medical Mall at Florida Medical Center

[to be inserted]

Hialeah Medical Office Building

[to be inserted]

Palmetto Medical Building

[to be inserted]

Medical Arts Building at North Shore Medical Center

[to be inserted]

St. Mary’s Professional Building

[to be inserted]

Farris Building at Good Samaritan Medical Center

[to be inserted]

1

SCHEDULE 1.31

List of Surveys

Central Medical Building at Florida Medical Center

[to be inserted]

East Medical Building at Florida Medical Center

[to be inserted]

Oakland Medical Mall at Florida Medical Center

[to be inserted]

Excess Land at Florida Medical Center (the “Fee Project”)

[to be inserted]

Hialeah Medical Office Building

[to be inserted]

Palmetto Medical Building

[to be inserted]

Medical Arts Building at North Shore Medical Center

[to be inserted]

St. Mary’s Professional Building

[to be inserted]

Farris Building at Good Samaritan Medical Center

[to be inserted]

1

SCHEDULE 1.33

List of Title Reports

[to be inserted]

1

SCHEDULE 2.3

Schedule of Initial Base Rent

Central Medical Building at Florida Medical Center

[to be inserted]

East Medical Building at Florida Medical Center

[to be inserted]

Oakland Medical Mall at Florida Medical Center

[to be inserted]

Hialeah Medical Office Building

[to be inserted]

Palmetto Medical Building

[to be inserted]

Medical Arts Building at North Shore Medical Center

[to be inserted]

St. Mary’s Professional Building

[to be inserted]

Farris Building at Good Samaritan Medical Center

[to be inserted]

1

SCHEDULE 3.1

List of Additional Diligence Materials

[TO BE ATTACHED]

1

SCHEDULE 5.1

Disclosure Schedule

[TO BE ATTACHED]

1

SCHEDULE 5.1.6

Rent Roll

[TO BE ATTACHED]

1

SCHEDULE 5.2.2

Leasing Matrix

[TO BE ATTACHED]

1

SCHEDULE 6.6.5

List of Repairs/Maintenance

[TO BE ATTACHED]

1

SCHEDULE 6.6.7

List of Leases re: TI Expenditures/Leasing Expenditures

[TO BE ATTACHED]

1